UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BRUNSWICK CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement — 2026

Notice of Annual Meeting

BRUNSWICK

NEXT NEVER RESTS™

Contents

7	Proxy Summary

13	Proposal 1

Election of Directors Named in this Proxy Statement

21	Corporate Governance

29	Governance Policies and Practices

33	Director Compensation

37	Stock Held by Directors, Executive Officers, and Principal Shareholders

39	Executive Compensation

65	Proposal 2

Advisory Vote to Approve the Compensation of our Named Executive Officers

69	Audit-Related Matters

73	Proposal 3

Ratification of the Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026

75	Submission of Proposals for the 2027 Annual Meeting of Shareholders

77	Frequently Asked Questions

83	Appendix

Non-GAAP Reconciliations

Contents — 2026 Proxy Statement | 1

March 19, 2026

Dear Fellow Shareholders:

On behalf of your Board of Directors and management team, thank you for investing in Brunswick Corporation.

Despite the tariff-related shocks in the second quarter of 2025, we delivered $5.4 billion in net sales for the full year—a 2% increase over last year. This marked our first net sales growth in three years and resulted in outstanding free cash flow of $442 million.

This performance was fueled by exceptional execution in all operating businesses, a recovery in the U.S. new boat market in the latter half of the year, and resilient boating participation. Our recurring revenue businesses, which represented approximately 60% of our earnings in 2025, and continued operational and working capital discipline contributed to our strong cash flow results.

Our cash performance enabled us to support planned investments in industry-leading products and technology, return capital to shareholders, and efficiently retire more debt than previously planned. In 2025, we repurchased $80 million of our shares and raised our dividend for the 13th consecutive year. The retirement of approximately $240 million in debt in 2025 strengthened our investment-grade balance sheet and advanced us toward our net leverage target while maintaining $1.3 billion in liquidity. We estimate strategic capital actions initiated starting in the fourth quarter of 2024 have resulted in $40 million of interest expense savings while supporting investment and shareholder returns.

Brunswick takes immense pride in being widely recognized as an employer of choice, a trailblazer in innovation, and a responsible, trustworthy organization and this was again recognized in 2025 as we surpassed 100 awards in these categories and others for the fourth consecutive year. Many of these accolades were national honors awarded by leading media outlets such as Newsweek, USA Today, TIME, and Forbes, reflecting consistent, multi-year performance. For the first time, in 2026, Brunswick was recognized on the Forbes America’s Best Companies list, reinforcing our reputation as one of the most respected and admired companies both within and beyond our industry.

In 2025, Brunswick introduced over 100 new products across Boat Group, Mercury Marine, Navico Group, and Flite, including:

-  The Simrad® AutoCaptainTM Autonomous Boating System, a revolutionary advancement in marine technology featuring full auto-docking capabilities, including docking, undocking, and short distance maneuvering, which marked Brunswick’s first commercialized autonomy solution. This exciting new product was recognized with a CES Pick Award at the 2026 Consumer Electronics Show (CES).

-   The latest expansion of Mercury Marine’s award-winning Verado® outboard lineup – the all-new V10 425hp Verado outboard and performance-enhanced V10 350hp Verado outboard. Mercury Marine also reported the leading outboard engine share position at every major boat show around the world including Miami, Palm Beach, Ft. Lauderdale, Dusseldorf, Dubai, Cannes, and Sydney.

-   Navico Group launching many new products across its portfolio including the B&G® Zeus® S ULTRAWIDE and Zeus SR chartplotters, the Simrad NSS 4 multifunction display, and the Lowrance Ghost X trolling motor.

David M. Foulkes

Letter from the Chairman and CEO — 2026 Proxy Statement | 3

-    Brunswick Boat Group launching a multitude of new models across all its brands including Sea Ray’s all-new SDX 230 model line-up, featuring three models: the SDX 230, SDX 230 Outboard, and SDX 230 Surf, Bayliner’s C21 models, which won Moteur Boat of the Year at the 2025 Cannes Boat Show, Boston Whaler’s 240 Dauntless Pro, and Harris Boat’s completely redesigned Sunliner and Sunliner Sport derivative.

-    Freedom Boat Club (FBC) announced a record-breaking year in 2025, with members logging more than 640,000 boating trips worldwide during the year, representing a more than 5 percent year-over-year increase in trips and marking the third consecutive year FBC has surpassed 600,000 trips. FBC now has more than 440 locations around the world including its first locations in Dubai and Tasmania.

During 2025, we also took a range of actions to reduce our fixed costs, streamline our operations and drive efficiency, including the strategic transition of boat production out of our facility in Reynosa, Mexico, which primarily manufactured small, value fiberglass boats, to our Tellico, Tennessee facility, creating new jobs in that community. This move reflects changes in demand in the value fiberglass boat market and aligns with the recent rationalization of the value boat model portfolio. The transition is expected to be completed by summer 2026.

In January 2026, we exhibited at CES in Las Vegas, where we leveraged this unique global technology stage to showcase our full portfolio of industry-leading products and technology, including our ACES and Boating Intelligence solutions. We launched the all-new Sea Ray SLX 360, our first-ever boat launch at CES, which is packed with Mercury Marine and Navico Group technology and was fitted with Simrad’s AutoCaptain Autonomous Boating System. Navico Group has now signed agreements with several marine OEMs to install AutoCaptain on new boat models. We also showed Mercury Marine’s ‘808’ Concept signaling the future of ultra-high horsepower outboard propulsion and debuted the Flite Race eFoil, a collaboration between Fliteboard and Mercury Racing.

Also in early 2026, at the world’s largest boat show in Dusseldorf, Germany, Sea Ray’s SDX 270 Surf won Powerboat of the Year and Navan’s S30 won Motorboat of the Year in their respective categories and our premium fiberglass brands recorded year-over-year sales growth. Mercury had more than 50% share of all outboard engines at the show, almost triple the nearest competitor, and added to its recent run of signing multi-year, exclusive supply agreements with some of Europe’s largest and fastest growing boat OEMs. At the 2026 Miami Boat Show, Mercury Marine had an astounding 84% share of all outboard engines in the on-water portion of the show and more than 60% outboard share overall. We also launched many new products including the Boston Whaler 290 and 330 Outrage models, Simrad NSO® 4, B&G Zeus SRX, and a portfolio of new Mercury Marine advanced controls technologies.

Your Board continues to be committed to delivering long-term, sustainable shareholder value, and we are confident that our leadership team and strategy will continue to demonstrate the unique power of our resilient portfolio and our many opportunities for future growth and success.

We invite you to join us for our annual meeting of shareholders, which will be conducted via live audio webcast on May 6, 2026. You may attend the virtual meeting of shareholders online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/BC2026. We look forward to your attendance and participation again this year.

Your vote is very important. Whether or not you plan to attend the meeting, please vote via the Internet, by telephone, or by signing and returning a proxy card.

Thank you for your continued support.

David M. Foulkes Chief Executive Officer and Chairman of the Board of Directors
Brunswick Corporation

4 | 2026 Proxy Statement — Letter from the Chairman and CEO

Notice

2026 Annual Meeting of Shareholders

Date — May 6, 2026    |     Time — 8 a.m. EDT

Location — Online at www.virtualshareholdermeeting.com/BC2026

The Proxy Statement and form of proxy are being first made available to shareholders on March 19, 2026.

Voting Matters — 2026 Proposals	Board Recommends:	Learn More on Page:
Proposal 1: Election of Directors Named in this Proxy Statement	FOR each nominee	13
Proposal 2: Advisory Vote to Approve the Compensation of Our Named Executive Officers	FOR	65
Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026	FOR	73

Review Your Proxy Statement and Vote in One of Four Ways*:

AM I ELIGIBLE TO VOTE?

You can vote if you were a shareholder of record at the close of business on March 9, 2026.

*   If you hold shares in the Brunswick Retirement Savings Plan or the Brunswick Rewards Plan, you must direct the trustee of these plans how to vote these shares by one of these methods no later than 11:59 p.m. EDT on May 1, 2026.

Certain statements in this Proxy Statement are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “should,” “expect,” “believe,” “will,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks that may cause actual results to differ materially from expectations as of the date of this Proxy Statement. These risks include, but are not limited to, those set forth in Brunswick’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and subsequent reports filed with the Securities and Exchange Commission. Information available on our website is not incorporated into this Proxy Statement and any references to website locations are for informational purposes only.

Notice — 2026 Proxy Statement | 5

Proxy Summary

SIMRAD
300
300
NAVAN

BRUNSWICK
2026 Proxy Statement | 7

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. You should read the entire Proxy Statement carefully before voting. This summary does not contain all the information you should consider.

For more detail, please see our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 13, 2026.

1	Please see Appendix for a reconciliation of non-GAAP measures.

8 | 2026 Proxy Statement — Proxy Summary

9 OF 10 Directors are independent under the NYSE listing standards

Our Directors collectively attended 99% of the 2025 board and committee meetings

Median Director tenure is 9.9 years

Proposal 1: Election of Directors Named in the Attached Proxy Statement All Brunswick Directors are elected annually.

Nancy E. Cooper 72 Executive Vice President and Chief Financial Officer of CA Technologies, Inc. (Retired) Director Since: 2013 Committees: ●● Independent Director	Joseph W. McClanathan 73 President and CEO, Household Products Division of Energizer Holdings, Inc. (Retired) Director Since: 2018 Committees: ● Independent Director

David C. Everitt 73 President, Agricultural and Turf Division of Deere & Company (Retired) Director Since: 2012 Committees: ●●● Lead Independent Director	David V. Singer 70 CEO of Snyder’s-Lance, Inc. (Retired) Director Since: 2013 Committees: ● ● Independent Director

Reginald Fils-Aimé 64 President and Chief Operating Officer of Nintendo of America, Inc. (Retired) Director Since: 2021 Committees: ● Independent Director	J. Steven Whisler 71 Chairman & CEO of Phelps Dodge Corporation (Retired) Director Since: 2007 Committees:●● Independent Director

Lauren P. Flaherty 68 Executive Vice President and Chief Marketing Officer of CA Technologies, Inc. (Retired) Director Since: 2018 Committees:● Independent Director	Roger J. Wood 63 Co-CEO of Tenneco, Inc. (Retired) Director Since: 2012 Committees: ● Independent Director

David M. Foulkes 64 CEO of Brunswick Corporation Director Since: 2019 Committees: Chairman of the Board	MaryAnn Wright 64 Group Vice President of Global Engineering and Product Development, Power Solutions, Johnson Controls (Retired) Director Since: 2021 Committees: ●● Independent Director

Committees Key

● Human Resources and Compensation ● Nominating and Corporate Governance	● Audit and Finance ● Executive Committee Chair

Proxy Summary — 2026 Proxy Statement | 9

Proposal 2: Advisory Vote to Approve the Compensation of our Named Executive Officers

For more information, visit page 65

Executive Compensation

For more information, visit page 39

Compensation Element	Metric(s)	Role	How It’s Designed and Determined

Base Salary	n/a	Provides a fixed element of compensation sufficient to avoid competitive disadvantage and reward day-to-day contributions to the Company.	Reviewed annually, targeting the market median of the appropriate benchmark. We consider external competitiveness, individual performance, experience, responsibilities, skill sets, and internal equity when determining executives’ base salaries.

Annual Incentive Plan	• Adjusted Earnings Per Share (EPS) • Free Cash Flow (FCF) • Divisional Earnings Before Interest and Taxes (EBIT) (Applies to Division NEOs only)	Primary element used to reward accomplishments against established business and individual goals within a given year.	Target funding based on planned performance for the year, as approved by the Board of Directors, with actual funding tied to annual performance against target goals and limited to no more than 200% of target funding.

Performance Shares	• Cash Flow Return On Investment (CFROI) • Operating Margin • Relative Total Shareholder Return (TSR) • Absolute TSR	Focus management team on achieving 3-year performance goals, creating and sustaining value for shareholders.	Annual Performance Share grants for Named Executive Officers (NEOs) represent 50% of targeted equity value. Three-year performance plan with shares earned based on achievement of CFROI and Operating Margin targets, potentially modified by Brunswick’s TSR performance relative to the TSR of companies within the S&P 400 Consumer Discretionary Index (as measured over a three-year period).

Restricted Stock Units (RSUs)	Absolute TSR	Reinforce retention and reward sustained TSR.	Annual RSU grants for NEOs represent 50% of targeted equity value. 2025 RSUs vest ratably over a three year period from the grant date.

SAY-ON-PAY

97%
approval in 2025

10 | 2026 Proxy Statement — Proxy Summary

WHAT WE DO

●	Base a substantial percentage of executive pay at-risk through annual and long-term incentives

●	Require executives to achieve performance-based goals tied to relative shareholder return

●	Target the median compensation levels of our peer group and other market data when making executive compensation decisions, as well as considering external competitiveness, individual performance, experience, responsibilities, skill sets, and internal equity

●	Apply strict share ownership requirements to officers and Directors

●	Require a portion of vested shares from our equity compensation programs to be held until share ownership requirements are met

●	Disclose metrics, weightings, and overall outcomes of annual and long-term incentives for executives

●	Evaluate and manage risk in our compensation programs

●	Use an independent compensation consultant

●	Maintain clawback policies that go beyond Dodd-Frank requirements and permit recovery in the event of certain types of misconduct and breaches of restrictive covenants

●	Maintain double-trigger equity award vesting acceleration upon involuntary termination following a Change in Control (CIC)

●	Engage in a rigorous and thoughtful executive succession planning process with the Board

WHAT WE DON’T DO

●	No excise tax gross-ups

●	No modified single-trigger or single-trigger CIC severance agreements (we only use double-trigger CIC severance provisions)

●	Expressly forbid option repricing not in accordance with plans already approved by shareholders

●	Expressly forbid repricing of underwater options under all of our active equity plans

●	No hedging of shares by our employees or Directors

●	No pledging of shares by our employees or Directors

●	No dividends or dividend equivalents on unearned Performance Shares

2025 Executive Total Targeted Compensation Mix

For more information, visit page 42

CEO COMPENSATION MIX

OTHER NEO AVERAGE COMPENSATION MIX

Base Salary
Annual Incentives
Long-Term Incentives

Proxy Summary — 2026 Proxy Statement | 11

2025 Executive Compensation Summary

For more information, visit page 52

Year	Salary	Stock Awards	Annual Bonus	All Other Compensation	Total
David M. Foulkes, Chairman and Chief Executive Officer
2025	$1,250,577	$9,750,026	$1,876,000	$144,004	$13,020,607
Ryan M. Gwillim, Executive Vice President and Chief Financial Officer and Strategy Officer
2025	$711,269	$2,500,337	$640,100	$59,778	$3,911,484
John G. Buelow, Executive Vice President and President, Mercury Marine
2025	$629,615	$1,299,665	$503,700	$86,154	$2,519,134
Aine L. Denari, Executive Vice President and President, Navico Group, and Brunswick Chief Technology Officer
2025	$618,269	$1,299,665	$494,600	$93,712	$2,506,246
Brenna D. Preisser, Executive Vice President and President, Brunswick Boat Group
2025	$618,269	$1,250,169	$494,600	$82,726	$2,445,764

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026

For more information, visit page 73

Proxy Statement

The Board of Directors of Brunswick Corporation (the Board) is soliciting proxies from Brunswick’s shareholders on behalf of the Company for our virtual annual meeting to be conducted via live audio webcast at www.virtualshareholdermeeting.com/BC2026, on Wednesday, May 6, 2026, at 8:00 a.m. EDT (the Annual Meeting). As required by Securities and Exchange Commission (SEC) rules, we are making this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 available to our shareholders electronically via the Internet.

In addition, we are using the SEC’s notice and access rules to provide shareholders with more options for receipt of these materials. Accordingly, on March 19, 2026, we will begin mailing a Notice of Internet Availability of Proxy Materials (the Notice) to our shareholders containing instructions about how to access this Proxy Statement and Brunswick’s Annual Report via the Internet, how to vote online, by telephone, or by mail, and how to receive paper copies of the documents and a proxy card.

12 | 2026 Proxy Statement — Proxy Summary

Proposal 1

Election of Directors Named in this Proxy Statement

BRUNSWICK

2026 Proxy Statement | 13

Proposal 1

Election of Directors

Voting Recommendation:

Your Board of Directors recommends a vote FOR the election of each of the nominees.

What am I voting on? Shareholders are being asked to elect the ten individuals named in this Proxy Statement to serve on the Board of Directors.

The current Board of Directors has nominated the following for election as Directors:

Nancy E. Cooper	Joseph W. McClanathan

David C. Everitt	David V. Singer

Reginald Fils-Aimé	J. Steven Whisler

Lauren P. Flaherty	Roger J. Wood

David M. Foulkes	MaryAnn Wright

If elected by our shareholders, each nominee will serve for a one-year term expiring at our 2027 Annual Meeting. Each Director will hold office until a successor has been elected and qualified or until the Director’s earlier resignation or removal.	Biographical and other information regarding the Directors’ experience, qualifications, and skills that led the Board to conclude that such individuals should serve on the Board in light of our business and leadership structure is set forth below.

14 | 2026 Proxy Statement — Proposal 1

Executive Vice President and Chief Financial Officer of CA Technologies, Inc. (Retired)

Director Since: 2013

Age: 72

Committees:

Audit and Finance

Nominating and

Corporate Governance

Independent Director

Election Of Director Nominees For Terms Expiring At The 2027 Annual Meeting

Nancy E. Cooper	KEY SKILLS

As the former Executive Vice President and Chief Financial Officer of CA Technologies, Inc., Ms. Cooper brings financial acumen and technology experience to our Board. Ms. Cooper’s extensive experience as a chief financial officer and her other financial, technological, and leadership roles for several companies allow her to provide invaluable advice and guidance to management and the Board regarding strategic planning and innovation. Her experience and her service on another public company audit committee assist the Board in several areas including corporate governance, finance, internal control, and audit matters.

Experience: Retired; Executive Vice President and Chief Financial Officer of CA Technologies, Inc., a global developer of licensed enterprise software products and services (acquired by Broadcom Inc. in 2018), 2006 to 2011; Chief Financial Officer of IMS Health, Inc., a global information and technology services company, 2001 to 2006; twenty years at IBM Corporation, including Senior Management Group focused on technology strategy and financial management. Director of Aptiv PLC; previously served as Director of Teradata Corporation, The Mosaic Company, and Guardian Life Insurance Company of America.

Audit/Finance

CEO/CFO Experience

Global

Governance and Compliance

Public Company Board

Technology/Innovation/Digital

President, Agricultural and Turf Division of Deere & Company (Retired)

Director Since: 2012

Age: 73

Committees:

Human Resources

and Compensation

Nominating and

Corporate Governance

Executive

Lead Independent Director

David C. Everitt	KEY SKILLS

Mr. Everitt serves as our Lead Independent Director. As the former President of Deere & Company’s largest division, he brings engineering experience, global expertise, and extensive knowledge of dealer and distribution issues to our Board. Mr. Everitt also provides crucial operations, manufacturing, and marketing skills, as well as board leadership experience.

Experience: Retired; President, Agricultural and Turf Division—North America, Asia, Australia, and Sub-Saharan and South Africa, and Global Tractor and Turf Products of Deere & Company, the world’s largest manufacturer of agricultural equipment and a major U.S. producer of construction, forestry, and lawn and grounds care equipment, 2009 to 2012; President, Agricultural Division—North America, Australia, Asia and Global Tractor and Implement Sourcing, 2006 to 2009; President, Agricultural Division— Europe, Africa, South America and Global Harvesting Equipment Sourcing, 2001 to 2006. Director of Allison Transmission Holdings, Inc. and Corteva, Inc.; previously served as Director of Nutrien Ltd., Agrium Inc., and Enviri Corporation.

Brand & Marketing

Dealers/Distribution

Global

Operations/Manufacturing

Public Company Board

Proposal 1 — 2026 Proxy Statement | 15

President and Chief Operating Officer of Nintendo of America, Inc. (Retired)

Director Since: 2021

Age: 64

Committees:

Audit and Finance (Chair)

Executive

Independent Director

Election Of Director Nominees For Terms Expiring At The 2027 Annual Meeting

Reginald Fils-Aimé	KEY SKILLS

With over 15 years at Nintendo, including 13 years as the President and Chief Operating Officer, Mr. Fils-Aimé brings significant experience with company transformation, consumer products, brands, marketing, technology, and innovation to our Board. Mr. Fils-Aimé’s background allows him to provide significant guidance to the Board regarding strategic planning, digital technology, human resources, and financial matters.

Experience: Managing Partner of Brentwood Growth Partners LLC, a leadership consultancy, 2019 to present; President and Chief Operating Officer of Nintendo Co. Ltd. and Nintendo of America Inc., a gaming and entertainment company, 2006 to 2019; Executive Officer for Nintendo Co., Ltd., 2016 to 2019; various leadership roles at MTV Networks’ VH1 cable channel, Procter & Gamble, and Pizza Hut. Director of Spin Master Corporation; previously served as Director of GameStop Corporation and Chairman of UTA Acquisition Corporation.

Audit/Finance

Brand & Marketing

Global

Public Company Board

Technology/Innovation/Digital

Executive Vice President and Chief Marketing Officer of CA Technologies, Inc. (Retired)

Director Since: 2018

Age: 68

Committees:

Audit and Finance

Independent Director

Lauren P. Flaherty	KEY SKILLS

As an experienced leader who has served a diverse profile of companies, from globally recognized technology leaders to high-growth Silicon Valley innovators, Ms. Flaherty brings extensive business experience and strategic planning skills to our Board. Ms. Flaherty’s experience assists the Board in several areas including marketing, technology, and global operations.

Experience: Retired; Senior Advisor to McKinsey & Company, a global management consulting firm, 2021; Executive Vice President and Chief Marketing Officer at CA Technologies, Inc., a global developer of licensed enterprise software products and services (acquired by Broadcom Inc. in 2018), 2013 to 2018; Chief Marketing Officer and Executive Vice President at Juniper Networks, Inc., 2009 to 2013; Chief Marketing Officer of Nortel Networks Corporation, 2006 to 2009; various positions of increasing responsibility at IBM, 1980 to 2006. Previously served as Director of Xactly Corp.

Brand & Marketing

Global

Public Company Board

Technology/Innovation/Digital

16 | 2026 Proxy Statement — Proposal 1

CEO of Brunswick Corporation

Director Since: 2019

Age: 64

Committees:

Executive (Chair)

Chairman of the Board

Election Of Director Nominees For Terms Expiring At The 2027 Annual Meeting

David M. Foulkes	KEY SKILLS

Mr. Foulkes serves as Chairman of the Board and Chief Executive Officer (CEO). As current CEO and the former Chief Technology Officer, Mr. Foulkes is well positioned to provide the Company with expertise and guidance in leading-edge design, technology, and innovation. Mr. Foulkes’ roles also have given him extensive knowledge of our businesses and industries. This experience allows him to communicate effectively with the Board about our operations, product development, and overall business strategy. Based on his varied experience within Brunswick and his external experience, Mr. Foulkes brings comprehensive management and manufacturing experience to our Board and a unique understanding of the operations, financial, and marketing challenges facing companies in the marine market.

Experience: CEO of Brunswick Corporation, January 2019 to present; Chief Technology Officer and President, Brunswick Marine Consumer Solutions, 2018 to 2019; VP and Chief Technology Officer of Brunswick Corporation, 2014 to 2018; VP of Product Development and Engineering, Mercury Marine, 2010 to 2018; President of Mercury Racing, 2012 to 2018; Mercury Marine VP for Research and Development, 2007 to 2010. Previous senior roles with Ford Motor Company, Shell Exploration, and the United Kingdom Ministry of Defense. Director of Vontier Corporation.

Audit/Finance

CEO/CFO Experience

Dealers/Distribution

Global

Operations/Manufacturing

Public Company Board

Technology/Innovation/Digital

President and CEO, Household Products Division of Energizer Holdings, Inc. (Retired)

Director Since: 2018

Age: 73

Committees:

Audit and Finance

Independent Director

Joseph W. McClanathan	KEY SKILLS

As the former President and Chief Executive Officer of a large division of a global leader in power solutions, Mr. McClanathan brings extensive expertise in manufacturing, sales and marketing, and international business operations to our Board. Mr. McClanathan also provides unique insight into consumer solutions and assists management and the Board with his significant experience with financial issues, human resources, executive compensation, and strategic planning.

Experience: Retired; President and Chief Executive Officer, Household Products Division of Energizer Holdings, Inc., a leading manufacturer of primary batteries, portable flashlights, and lanterns, 2004 to 2012; President—North America, Energizer Holdings, 1999 to 2004. Previously served in various leadership roles at Ralston Purina Company, prior to the Energizer spin-off, including Vice President—Chief Technology Officer of Eveready Battery Company; Vice President—General Manager of Energizer Power Systems, and Director— Trade Marketing of Eveready Battery Company. Director of Leggett and Platt, Incorporated.

Audit/Finance

Brand & Marketing

Dealers/Distribution

Global

Governance and Compliance

Operations/Manufacturing

Public Company Board

Proposal 1 — 2026 Proxy Statement | 17

CEO of Snyder’s-Lance, Inc. (Retired)

Director Since: 2013

Age: 70

Committees:

Human Resources

and Compensation

Nominating and Corporate

Governance (Chair)

Executive

Independent Director

Election Of Director Nominees For Terms Expiring At The 2027 Annual Meeting

David V. Singer	KEY SKILLS

As the former Chief Executive Officer of a maker and global marketer of snack foods and through his director and public company audit committee roles, Mr. Singer brings extensive management and financial experience to our Board, as well as experience in brand and marketing, supply chain, manufacturing, logistics, and distribution matters. Mr. Singer’s experience in corporate finance, governance, and acquisitions is beneficial to the Board in several areas including oversight of external auditors and internal controls.

Experience: Retired; Chief Executive Officer of Snyder’s-Lance, Inc., a leading snack food company, 2010 to 2013; President and Chief Executive Officer of Lance, Inc., 2005 to 2010; Executive Vice President and Chief Financial Officer of Coca-Cola Bottling Company Consolidated, 2001 to 2005. Director of Performance Food Group Company and, effective April 15, 2026, The J.M. Smucker Company; previously served as Director of Flowers Foods, Inc., Hanesbrands, Inc., Lance, Inc., Snyder’s-Lance, Inc., and SPX Flow, Inc.

Audit/Finance

Brand & Marketing

CEO/CFO Experience

Dealers/Distribution

Global

Governance and Compliance

Operations/Manufacturing

Public Company Board

Chairman & CEO of Phelps Dodge Corporation (Retired)

Director Since: 2007

Age: 71

Committees:

Audit and Finance

Nominating and

Corporate Governance

Independent Director

J. Steven Whisler	KEY SKILLS

As the former Chairman and Chief Executive Officer of a mining and manufacturing company with operations on several continents, Mr. Whisler has extensive experience with international business operations and regulatory compliance matters. Additionally, Mr. Whisler’s background enables him to provide strategic advice and guidance to our Company’s management and Board regarding financial, human resources, and risk oversight matters.

Experience: Retired; Chairman and Chief Executive Officer of Phelps Dodge Corporation, a mining and manufacturing company, 2000 to 2007; employed by Phelps Dodge Corporation in a number of positions since 1976, including President and Chief Operating Officer. Director of CSX Corporation; previously served as Director of Burlington Northern Santa Fe Corporation, U.S. Airways Group, Inc., and International Paper Company.

Audit/Finance

CEO/CFO Experience

Dealers/Distribution

Global

Governance and Compliance

Operations/Manufacturing

Public Company Board

Technology/Innovation/Digital

18 | 2026 Proxy Statement — Proposal 1

Co-CEO of Tenneco, Inc. (Retired)

Director Since: 2012

Age: 63

Committees:

Human Resources and

Compensation (Chair)

Executive

Independent Director

Election Of Director Nominees For Terms Expiring At The 2027 Annual Meeting

Roger J. Wood	KEY SKILLS

As the former Co-CEO of one of the world’s largest designers, manufacturers, and marketers of ride performance and clean air products and systems, in addition to his previous experience, Mr. Wood brings substantial expertise regarding manufacturing, technology, and customer solutions to our Board. Mr. Wood’s experience as a CEO of multiple public manufacturing companies provides unique insight and significant knowledge to the Board in the areas of manufacturing operations, business management, global operations, and strategic planning.

Experience: Retired; Co-Chief Executive Officer, Tenneco, Inc., an automotive components original equipment manufacturer, July 2018 to January 2020; Chairman and Chief Executive Officer, Fallbrook Technologies Inc., a privately held technology developer and manufacturer, February to July 2018; President and Chief Executive Officer of Dana Holding Corporation, a world leader in the supply of axles, driveshafts, off-highway transmissions, sealing and thermal-management products, and genuine service parts, 2011 to 2015; Group President, Engine of BorgWarner Inc., a worldwide automotive industry components and parts supplier, 2010 to 2011; from 2005 to 2011, Mr. Wood held varying positions of increasing responsibility at BorgWarner Inc. Director of PHINIA, Inc. and Goodyear Tire & Rubber Company; previously served as Director of Tenneco, Inc. and Fallbrook Technologies Inc.

Audit/Finance

CEO/CFO Experience

Global

Operations/Manufacturing

Public Company Board

Technology/Innovation/Digital

Group Vice President of Global Engineering and Product Development, Power Solutions, Johnson Controls (Retired)

Director Since: 2021

Age: 64

Committees:

Human Resources

and Compensation

Nominating and

Corporate Governance

Independent Director

MaryAnn Wright	KEY SKILLS

Ms. Wright provides the Board with technology and innovation insights based on her extensive prior executive experiences at Johnson Controls and Ford Motor Company. In addition, her background includes skills in finance, program management, sustainability, and operations, which assist the Board in strategic planning, technology, and financial matters.

Experience: Retired; Group Vice President of Global Engineering and Product Development, Power Solutions, Johnson Controls, 2013 to 2018; VP Technology and Innovation, Johnson Controls Power Solutions, 2009 to 2013; VP GM Advanced Power Solutions and CEO Johnson Controls-Saft, 2007 to 2009; Office of the Chair and Executive VP Engineering, Product Development, Commercial and Program Management, Collins & Aikman Corp., 2006 to 2007; previous senior roles of increasing responsibility at Ford Motor Company, 1989 to 2005. Director of Group1 Automotive Inc., Micron Technology, and Director and Board Chair at Solid Power; previously served as Director of Delphi Technologies and Maxim Integrated.

Audit/Finance

Dealers/Distribution

Global

Governance and Compliance

Operations/Manufacturing

Public Company Board

Technology/Innovation/Digital

Proposal 1 — 2026 Proxy Statement | 19

Corporate Governance

BRUNSWICK
2026 Proxy Statement | 21

Corporate
Governance

The Board of Directors has adopted written Principles and Practices (the Principles) which are available on our website, www.brunswick.com under Investors, or in print upon any Brunswick shareholder’s request. The Principles set the framework for our governance structure. The Board believes that good corporate governance is a source of our competitive advantage. Good governance allows the skills, experience, and judgment of the Board to support our executive management team, enabling management to improve our performance and maximize shareholder value.

As set forth in the Principles, the Board’s responsibilities include overseeing and directing management in building long-term value for shareholders. The Chief Executive Officer (CEO) and the senior management team are responsible for managing day-to-day business operations and for presenting regular updates to the Board about our business. The Board offers the CEO and management constructive advice and counsel and may, in its sole discretion and at the Company’s expense, obtain advice and counsel from independent legal, financial, accounting, compensation, and other advisors. The independent Directors regularly meet in executive session without management.

The Board of Directors met five times during 2025. Our Directors collectively attended 99% of the 2025 Board and committee meetings. The Principles provide that all members of the Board are requested to attend Brunswick’s Annual Meeting of Shareholders, and all Directors but one, who had a pre-existing conflict, attended the 2025 Annual Meeting of Shareholders.

22 | 2026 Proxy Statement — Corporate Governance

Board Leadership

David Foulkes, our CEO, also serves as Chairman of the Board. His deep knowledge of the Company’s operations, recognized industry leadership, and years of experience on the Board provide a critical link between the Board’s oversight and the day-to-day operations of the Company in this challenging and dynamic environment. Veteran Director David Everitt serves as Lead Independent Director. Mr. Everitt’s extensive record of leadership and global operational experience, distribution, and engineering expertise, developed through years of experience with a global manufacturer, provide the Board with crucial knowledge and insights.

The non-management Directors regularly meet in executive session without members of management present. The Lead Independent Director presides and acts as the Board’s leader when it meets in executive session or when the Chairman is unable to lead the Board’s deliberations. Additionally, the Lead Independent Director serves as a liaison between the Directors, Mr. Foulkes, and other members of management, reviews meeting agendas, helps facilitate Board committee responsibilities, and other clearly defined responsibilities as set forth in Exhibit E of the Principles.

The Board believes this governance structure results in a strong and effective board, in the best interests of the Company and our shareholders.

Board Evaluation and Effectiveness

Among other things, the Board expects each Director to understand our business and the markets in which we operate, monitor economic and business trends, understand our risks and mitigation plans, and use his or her perspective, background, experience, and knowledge to provide management with insights and guidance. To that end, the Board is comprised of business savvy Directors with strategic mindsets and meaningful operational skills. The Board continually monitors its members’ skills and experience and considers their expertise for succession planning and committee assignments. As part of this evaluation process, the Board and its committees conduct annual self-evaluations, and the Lead Independent Director may also engage individual Board members regarding Board or committee performance. At times the Board has engaged an independent third party to interview Directors and facilitate the Board, committee, and Director review process. This third party reports on findings and provides feedback on Board performance relative to our peers.

Corporate Governance — 2026 Proxy Statement | 23

Board Selection and Refreshment

Director Candidate Considerations

The Nominating and Corporate Governance Committee (Governance Committee), in consultation with the Board Chairman and Lead Independent Director, is responsible for identifying, screening, personally interviewing, and recommending candidates to the Board.

●	Integrity
●	Experience
●	Achievements
●	Judgment
●	Intelligence
●	Personal Character
●	Diversity—Perspectives, Backgrounds, Experiences, Other
●	Ability to Make Independent Analytical Inquiries
●	Willingness and Ability to Devote Time to Board Duties
●	Likelihood of Board Tenure

The Board does not have a formal diversity policy, but considers an overall diversity of perspectives, backgrounds, and experiences when evaluating candidates. The Board regularly reviews Board performance, including the composition of the Directors and the committees, and the Governance Committee makes recommendations regarding Director nominations for re-election on an annual basis. The Governance Committee may retain a third-party search firm to assist it with identifying or recruiting qualified candidates when vacancies arise.

The Principles require a non-employee Director to retire from the Board at the first annual meeting of shareholders following his or her 75th birthday, and for an employee Director to resign when he or she ceases employment with Brunswick. In the last ten years, the Board has not granted any waiver to these policies.

The Governance Committee will consider qualified director candidates who shareholders suggest by written submissions to:

Brunswick Corporation

26125 N. Riverwoods Blvd., Suite 500

Mettawa, IL 60045

Attention: Corporate Secretary’s Office

email: corporate.secretary@brunswick.com

Any recommendation a shareholder submits must include the name of the candidate, a description of the candidate’s educational and professional background, contact information for the candidate, and a brief explanation of why the shareholder believes the candidate is suitable for election. The Governance Committee will apply the same standards in considering director candidates recommended by shareholders as it applies to other candidates.

In addition to recommending director candidates to the Governance Committee, shareholders may also, pursuant to procedures established in our Amended By-Laws, directly nominate one or more director candidates to stand for election through our advance notice or proxy access procedures. In order for a shareholder nominee to be included in our Proxy Statement for an annual meeting, the nomination notice must be provided between 120 and 150 days before the anniversary date that we first mailed our Proxy Statement for the annual meeting of the previous year, and must comply with all applicable requirements in the Amended By-Laws. To nominate director candidates to stand for election at an annual meeting of shareholders without including them in our proxy materials, a shareholder must deliver written notice of the nomination to Brunswick’s Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. For a special meeting of shareholders, a shareholder wishing to make such a nomination must deliver written notice of the nomination to Brunswick’s Secretary no later than the close of business on the tenth day following the date on which notice of the meeting is first given to shareholders. In any case, a notice of nomination submitted by a shareholder must include information concerning the nominating shareholder and the shareholder’s nominee(s) as required by our Amended By-Laws.

24 | 2026 Proxy Statement — Corporate Governance

Director Independence

As noted in the Principles, the Board believes that independent Directors should constitute a substantial majority of the Board and that no more than two members of management may serve on the Board at the same time. The Principles provide that a Director shall be considered to be independent if he or she satisfies the general Director independence standards established by the NYSE. The NYSE standards provide that a Director will not be independent unless the Board affirmatively determines that the Director has no material relationship with Brunswick (either directly or as a partner, shareholder, or officer of an organization that has a relationship with Brunswick).

Applying the NYSE standards, and considering all relevant facts and circumstances, the Board has made an affirmative determination that none of the independent Directors has a material relationship with Brunswick and that all Directors, other than Mr. Foulkes, are independent. Mr. Foulkes is not independent due to his position as CEO of Brunswick.

Shareholder Engagement

Our active investor relations efforts include regular and ongoing engagement with current and potential investors, financial analysts, and the media through conference calls, correspondence, conferences, in-person or virtual investor meetings, and other events. This ensures that management and the Board understand, consider, and address the issues that matter most to our shareholders.

Brunswick regularly hosts investor events to promote consistent communication with the investment community. Investor events allow investors access to our top managers to discuss and explain our businesses, update the audience on our progress against our current long-term plan, and outline our future plans, strategies, and commitments.

Shareholder Communication

The Principles provide that our shareholders or other interested parties may, at any time, communicate in writing with the Board, the Chairman of the Board, Lead Independent Director, or the independent Directors as a group, by writing to:

Brunswick Corporation

26125 N. Riverwoods Blvd., Suite 500
Mettawa, IL 60045

Attention: Corporate Secretary’s Office
email: corporate.secretary@brunswick.com

The General Counsel will review and distribute, as appropriate, copies of written communications received by any of these means, depending on the subject matter and facts and circumstances described in the communication. Communications that are not related to the duties and responsibilities of the Board, or are otherwise considered to be improper for submission to the intended recipient(s), will not be forwarded to the Board, the Board Chairman, the Lead Independent Director, or the non-management Directors.

Corporate Governance — 2026 Proxy Statement | 25

Board Committees

The Board of Directors has four committees: Audit and Finance, Nominating and Corporate Governance, Human Resources and Compensation, and Executive. Each committee is comprised solely of independent Directors, as that standard is determined by the Principles and the NYSE listing standards, with the exception of the Executive Committee, which Mr. Foulkes chairs. Each of the committees may, at its sole discretion and at Brunswick’s expense, obtain advice and assistance from outside legal, financial, accounting, or other experts and advisors.

The principal responsibilities of each of these committees are described generally below and in detail in their respective committee charters, which are available at www.brunswick.com under Investors, or in print upon request by any Brunswick shareholder.

The Executive Committee is comprised of the Chairman of the Board, the Lead Independent Director, and the Chairs of the Board committees. The Executive Committee meets from time to time at the request of the Chairman, but did not meet in 2025.

Audit and Finance Committee

Number of Times this Committee Met in 2025 — 8

The Audit and Finance Committee assists the Board in reviewing and overseeing the following, which are standing agenda items at each of the Committee’s regular meetings:		divestitures, share repurchases, insurance coverage, hedging practices, and associated derivatives; and
	●	Legal and regulatory requirements.

●	Brunswick’s accounting, auditing, and reporting practices;

The Committee also reviews risks, risk management, and corporate tax strategy. The Committee oversees the Ethics Program and receives and investigates any reports made to it concerning possible material violations of law or breaches of fiduciary duty by the Company or any of its officers, directors, employees, or agents. The Committee maintains free and open communication, and meets separately at each regularly scheduled Board meeting with our independent registered public accounting firm, internal auditors, and management.

The Board has determined that all members of the Committee are financially literate and the chair of the Committee is an “audit committee financial expert” under SEC rules and NYSE listing standards.

●	Our independent registered public accounting firm;
●	Our system of internal controls and the internal audit function;
●	The quality and integrity of our financial information and disclosures;
●	Our information technology, artificial intelligence governance, information security/cybersecurity programs and annual training;
●	Brunswick’s capital allocation and financial structure, including debt, financial policies, capital expenditures, and capital expenditure budgets;
●	Proposals for corporate financing, short and long- term borrowings, dividend declaration and distribution, material investments and

MEMBERS

Reginald Fils-Aimé (C)

Nancy E. Cooper

Lauren P. Flaherty

Joseph W. McClanathan

J. Steven Whisler

26 | 2026 Proxy Statement — Corporate Governance

Nominating and Corporate Governance Committee

Number of Times this Committee Met in 2025 — 5

The Nominating and Corporate Governance Committee (the Governance Committee) assists the Board in reviewing and overseeing:

●    Policies and programs designed to ensure Brunswick’s adherence to high corporate governance standards and compliance with certain regulatory requirements;

●    Sustainability program and strategy at each regular meeting;

●    Potential Director nominees, including identifying, screening, interviewing, and recommending candidates to the Board;

●    Government relations and public policy activities;

●    Matters related to Board composition, performance, standards, membership, committee structure and assignments; and

●    Director compensation design recommendations to the Board of Directors for review and action.

Outside compensation consultants provide the Governance Committee with director compensation data as publicly reported, including data relating to peer group and other similarly-sized companies, as well as data from published surveys.

MEMBERS

David V. Singer (C)

Nancy E. Cooper

David C. Everitt

J. Steven Whisler

MaryAnn Wright

Human Resources and Compensation Committee

Number of Times this Committee Met in 2025 — 6

The Human Resources and Compensation Committee (the Compensation Committee) assists the Board in reviewing and overseeing:

●    Goals and objectives for Brunswick’s senior executives annually, and, together with the CEO, the performance of senior executives; management development and succession planning; and makes officer appointment recommendations to the Board;

●    CEO compensation (including salary, annual incentive, equity-based compensation, and other cash compensation) annually, and makes compensation recommendations to the Board;

●   Salary, annual incentive, equity-based compensation, and other incentive compensation for senior executives, and authorizes the CEO to approve awards to employees other than senior executives based on criteria established by the Compensation Committee;

●    A compensation philosophy that is consistent with the Company’s long-term strategic goals and does not encourage unnecessary risk-taking; and

●    Brunswick’s human capital programs and strategy.

The Compensation Committee continues to engage Frederic W. Cook & Co., Inc. (FW Cook) to provide advice on various aspects of Brunswick’s executive compensation programs. The Committee meets with FW Cook in executive session on a regular basis, and FW Cook reports directly to the Compensation Committee. The Compensation Committee has assessed the independence of FW Cook pursuant to applicable SEC rules and NYSE listing standards and has concluded that FW Cook’s work for the Compensation Committee does not raise any conflict of interest.

MEMBERS

Roger J. Wood (C)

David C. Everitt

David V. Singer

MaryAnn Wright

Corporate Governance — 2026 Proxy Statement | 27

Governance Policies & Practices

BRUNSWICK

2026 Proxy Statement | 29

Governance Policies

& Practices

Brunswick Ethics Program

Brunswick has an established Integrity Playbook, our code of conduct (the Code), which applies to all employees, officers, directors, vendors, suppliers, and agents, and includes standards and procedures for reporting and addressing potential conflicts of interest as well as a general code of conduct that provides guidelines regarding how to conduct business in an ethical manner. The Board has adopted an additional Code of Ethics for Senior Financial Officers and Managers (the Financial Officer Code of Ethics). The Financial Officer Code of Ethics applies to Brunswick’s Chief Executive Officer, Chief Financial Officer, Vice President—Treasurer, Vice President—Tax, Vice President—Internal Audit, Senior Vice President—Controller, and other designated Brunswick employees, and sets forth standards to which these officers and employees are to adhere in areas such as conflicts of interest, disclosure of information, and compliance with laws, rules, and regulations. The Financial Officer Code of Ethics supplements the Code. The Audit and Finance Committee and our Ethics Office oversee and administer these policies. The Code and the Financial Officer Code of Ethics are available at www.brunswick.com under Responsibility, and any Brunswick shareholder may obtain them in print upon request. If Brunswick grants a waiver of the policies set forth in the Code or the

Financial Officer Code of Ethics, or materially amends either, we will, to the extent required by applicable law, regulation, or NYSE listing standard, disclose that waiver or amendment by making an appropriate statement on our website at www.brunswick.com.

Transactions with Related Persons

Pursuant to its charter, the Governance Committee is responsible for the review, approval, or ratification of transactions with “related persons.” Our policy regarding related person transactions (the Related Person Transactions Policy) defines “related persons” to include all Directors and Executive Officers of the Company, all beneficial owners of more than 5% of any class of voting securities of the Company, and the immediate family members of any such persons. According to the policy, a related person transaction includes certain transactions in which the Company is a participant and in which a related person has or will have a direct or indirect material interest, including any financial transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships. Certain transactions are excluded from the Related Person Transactions Policy.

30 | 2026 Proxy Statement — Governance Policies & Practices

The Governance Committee may approve or ratify such transaction or, if it determines that the transaction should be considered by the Board of Directors, submit it for consideration by all disinterested members of the Board (the Reviewing Directors). In determining whether to approve or ratify a related person transaction, the Governance Committee and/or the Reviewing Directors will consider relevant factors, including:

   ●   The size of the transaction and the amount payable to a related person;

   ●   The nature of the interest of the related person in the transaction;

   ●   Whether the transaction may involve a conflict of interest; and

   ●   Whether the transaction involves the provision of goods or services to the Company that are also available from unaffiliated third parties and, if so, whether the terms of the transaction are at least as favorable to the Company as would be available in comparable transactions with unaffiliated third parties.

   ●   Since January 1, 2025, no transaction has been identified as a related person transaction and, therefore, no transaction was referred to the Governance Committee for review.

Risk Management

Our Board, with the assistance of its committees, has responsibility for overseeing the Company’s overall approach to risk management and is actively engaged in addressing our most significant risks. The Board oversees Brunswick’s long-standing enterprise risk management (ERM) process, which regularly identifies, assesses, and mitigates enterprise and emerging risks.

Under the leadership of the Vice President— Internal Audit, our ERM process reviews strategic, financial, operational, sustainability, and compliance risks facing the Company at least twice annually.

Key Phases of Brunswick’s Enterprise Risk Management Framework

Action plans and mitigations identified from the process are integrated into the Company’s annual budgeting processes, strategic planning, product development or product management processes, and audit planning.

Governance Policies & Practices — 2026 Proxy Statement | 31

Insider Trading Policy

Brunswick has in place an Insider Trading and Unauthorized Disclosures Policy (Insider Trading Policy), which governs the purchase, sale, and other dispositions of our securities by Directors, officers, and employees, and is designed to promote compliance with insider trading laws, rules, and regulations. A copy of our Insider Trading Policy was filed as	Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. In addition to the Insider Trading Policy requirements, Brunswick does not repurchase our securities when the Company is in possession of material undisclosed information other than as part of a Rule 10b5-1 trading plan established in advance.

Compensation Risk Assessment

Each year, senior management oversees a risk assessment of the Company’s executive compensation program. In 2025, management concluded, and the Compensation Committee agreed, that our compensation plans, program design, policies, and practices created appropriate incentives to increase long-term shareholder value without creating risks that are reasonably likely to have a material adverse effect on the Company. Our executive	compensation program includes several features that mitigate unnecessary risk taking, including an appropriate balance of short-term and long-term performance metrics, plans capped at maximum payout levels, and negative discretion provisions that can reduce or eliminate payouts, as well as robust stock ownership requirements for executives, an SEC compliant clawback policy, and a prohibition on hedging or pledging Company shares.

32 | 2026 Proxy Statement — Governance Policies & Practices

Director Compensation

BRUNSWICK

2026 Proxy Statement | 33

Director
Compensation

Narrative To Director Compensation Table

Annual Fees and Deferred Stock Awards

Non-employee directors receive an annual retainer of $265,000, with $110,000 payable in cash and $155,000 payable in Common Stock. The Lead Independent Director receives an additional annual retainer of $50,000 paid in Common Stock. Retainers are paid quarterly in arrears covering the prior three month period.

Committee chairs and committee members receive additional annual retainers paid in Common Stock as follows:

COMMITTEE	CHAIR	MEMBER
	RETAINER[1]	RETAINER
Audit and Finance	$25,000	$12,500
Human Resources and Compensation	$20,000	$10,000
Nominating and Corporate Governance	$17,500	$8,750

1 Committee chair retainers are paid in lieu of member retainers.

For the portion of each Director’s total annual fee paid in Common Stock, the number of shares is determined by the closing price of Common Stock on the date of the award and is reported in the “Stock Awards” column of the Director Compensation Table.

The receipt of these shares may be deferred until a Director retires from the Board. Each Director may elect to have the cash portion of the annual fee paid as follows:

●	In cash or
●	In Common Stock, deferred until the Director leaves the Board, with a 20% premium.

For Directors who elect to receive the cash portion in deferred Common Stock, the number of shares to be received upon departure from the Board is determined by multiplying the cash amount by 1.2, then dividing that amount by the closing price of Common Stock on the date of the award.

Director Share Ownership Requirements

As set forth in the Principles, within five years of appointment or initial election, a Director is required to own Common Stock or deferred stock units of the Company equal to five times the amount of the Director’s annual cash retainer. Once having met this threshold, if a Director falls below the threshold as a result of a decline in our stock price, the Director

34 | 2026 Proxy Statement — Director Compensation

will have a two-year period within which to once again achieve the threshold. We calculate compliance with these requirements annually, using the average Brunswick stock price for the

Brunswick Product Program

Directors are encouraged to use Brunswick products to enhance their understanding and appreciation of Brunswick’s business. Directors receive an annual allowance up to $35,000, which may be applied toward the purchase of Brunswick products at the Brunswick Employee Purchase Program discounted rates, which are available to all Brunswick employees, and branded attire at discounted rates. The allowance may also be used toward product-related costs such as freight, parts and accessories, service prior calendar year. As of December 31, 2025, all Directors were in compliance with the share ownership requirements.

fees, maintenance, marina slip fees, insurance, other expenses associated with ownership of Brunswick products, or a Freedom Boat Club membership.

Directors may purchase additional Brunswick products at their own expense at discounted rates. Brunswick reports imputed income associated with any discounts and does not reimburse Directors for the associated tax liability.

2025 Director Compensation Table

The table below summarizes the compensation that non-employee Directors earned for the fiscal year ended December 31, 2025.

Director[1]	Fees Earned or	Stock	All Other	Total[5]
	Paid in Cash[2]	Awards[3]	Compensation[4]

Nancy E. Cooper	$110,000	$201,763	$35,000	$346,763
David C. Everitt	$110,000	$217,068	—	$327,068
Reginald Fils-Aimé	$110,000	$177,975	$35,000	$322,975
Lauren P. Flaherty	$110,000	$167,500	$35,000	$312,500
Joseph W. McClanathan	$110,000	$189,500	$35,000	$334,500
David V. Singer	$110,000	$204,095	$35,000	$349,095
J. Steven Whisler	$110,000	$197,845	$35,000	$342,845
Roger J. Wood	$110,000	$178,250	$35,000	$323,250
MaryAnn Wright	$110,000	$173,750	$6,760	$290,510

[1]	David M. Foulkes is not included in this table as he was an employee of the Company in 2025 and received no additional compensation for his service as a Director. The compensation Mr. Foulkes received as a Company employee in 2025 is shown in the 2025 Summary Compensation Table on page 52.

[2]	Amounts in this column reflect the 2025 annual cash fees earned by each non-employee Director. Mr. McClanathan, Mr. Singer, and Mr. Whisler elected to receive all or a portion of the 2025 annual cash fees in the form of deferred Common Stock, with a 20% premium. Effective February 1, 2025, Mr. Wood updated his election for his 2025 annual cash retainer from deferred Common Stock, with a 20% premium, to be paid in cash on a current basis.

[3]	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended December 31, 2025 in accordance with FASB ASC Topic 718. Amounts in this column represent the portion of fees required to be paid to Directors in the form of Common Stock, as well as the 20% premium that is received by those Directors who elected to receive the cash portion of their fees in the form of deferred Common Stock. For assumptions used in the valuation of such awards, see Note 16 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

[4]	The amounts shown in this column include our cost of products provided pursuant to the Brunswick Product Program during our fiscal year ended December 31, 2025.

[5]	Amounts in this table reflect pro-rated compensation related to Board leadership and Committee membership changes which occurred effective March 1, 2025.

Director Compensation — 2026 Proxy Statement | 35

Director Compensation

The grant date fair values of awards in this column are as follows:

	Grant Date Fair Values of Shares of Common Stock	Grant Date Fair Values of Shares Attributable to 20% Premium Applied to Deferral of Fees
Nancy E. Cooper	$201,763	—
David C. Everitt	$217,068	—
Reginald Fils-Aimé	$177,975	—
Lauren P. Flaherty	$167,500	—
Joseph W. McClanathan	$167,500	$22,000
David V. Singer	$182,095	$22,000
J. Steven Whisler	$175,845	$22,000
Roger J. Wood	$176,417	$1,833
MaryAnn Wright	$173,750	—

The following table sets forth the number of shares subject to RSU awards that were granted to non-employee Directors in prior years and which were still outstanding as of December 31, 2025.

Aggregate Number of Shares Subject to Stock Awards Outstanding as of December 31, 2025
Nancy E. Cooper	—
David C. Everitt	—
Reginald Fils-Aimé	—
Lauren P. Flaherty	—
Joseph W. McClanathan	—
David V. Singer	—
J. Steven Whisler	1,894
Roger J. Wood	—
MaryAnn Wright	—

36 | 2026 Proxy Statement — Director Compensation

Stock Held By Directors, Executive Officers, and Principal Shareholders

Each Director, each Executive Officer listed in the 2025 Summary Compensation Table, and all Directors and Executive Officers as a group owned the number of shares of Common Stock set forth in the following table as of March 9, 2026, with sole voting and investment power except as otherwise noted:

Director/ Executive Officer	Number of Shares Beneficially Owned	Percent of Class
Nancy E. Cooper	27,440	*
David C. Everitt	38,020	*
Reginald Fils-Aimé	10,885	*
Lauren P. Flaherty	16,959	*
Joseph W. McClanathan	26,898	*
David V. Singer	35,203	*
J. Steven Whisler	96,948	*
Roger J. Wood	66,698	*
MaryAnn Wright	10,511	*
John G. Buelow[2]	10,324	*
Aine L. Denari[2]	19,256	*
David M. Foulkes[1,2]	157,232	*
Ryan M. Gwillim[1,2]	9,463	*
Brenna D. Preisser[2]	51,393	*
All Directors & Executive Officers as a Group	641,687	*

*	Indicates less than 1% ownership of outstanding shares.

[1]	Includes an estimate of the number of shares held by the Savings Plan Trustee as of March 9, 2026 (Plan uses stock fund unit accounting and the number of shares that a participant is deemed to hold varies with the price of Brunswick stock): Mr. Foulkes 4,053 shares, Mr. Gwillim 8,817 shares, and all executive officers as a group 20,044 shares. Excludes the following shares of Brunswick Common Stock issuable to officers, receipt of which has been deferred: Mr. Foulkes 7,102. Mr. Foulkes will be entitled to receive these deferred shares in predetermined installments which will commence at varying times, in accordance with plan terms, none within 60 days of the Record Date.

[2]	Excludes non-vested Restricted Stock Units (RSUs) and Performance Shares awarded to Executive Officers, and excludes RSUs owned under the “Rule of 70 or Age 62” terms of awards but not distributable until the release date defined in the award terms and conditions.

The shareholders known to us to beneficially own more than 5% of our outstanding Common Stock as of March 9, 2026 are:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
The Vanguard Group, Inc.[1] 100 Vanguard Blvd., Malvern, PA 19355	7,105,639	10.3%
BlackRock, Inc.[2] 50 Hudson Yards New York, NY 10001	5,997,246	8.7%
Massachusetts Financial Services Company[3] 111 Huntington Avenue, Boston, MA 02199	3,439,526	5.2%

[1]	This information is based solely on a Schedule 13G/A filed by The Vanguard Group, Inc. (Vanguard) with the SEC on February 13, 2024. Vanguard had shared voting power over 29,236 shares, sole dispositive power over 7,001,742 shares, and shared dispositive power over 103,897 shares as of December 29, 2023.

[2]	This information is based solely on a Schedule 13G/A filed by BlackRock, Inc. (BlackRock) with the SEC on January 25, 2024. BlackRock had sole voting power over 5,813,035 shares and sole dispositive power over 5,997,246 shares as of December 31, 2023.

[3]	This information is based solely on a Schedule 13G filed by Massachusetts Financial Services Company (MFS) with the SEC on May 14, 2025. MFS had sole voting power over 3,432,693 shares and sole dispositive power over 3,439,526 shares as over March 31, 2025.

Stock Holdings — 2026 Proxy Statement | 37

Executive Compensation

BRUNSWICK
2026 Proxy Statement | 39

Executive
Compensation

Compensation Discussion And Analysis

This Compensation Discussion and Analysis describes our overall executive compensation policies and practices and specifically analyzes the total compensation for the Named Executive Officers (NEOs). The NEOs are:

David M. Foulkes	Chairman and Chief Executive Officer

Ryan M. Gwillim	Executive Vice President and Chief Financial Officer and Strategy Officer

John G. Buelow	Executive Vice President and President, Mercury Marine

Aine L. Denari	Executive Vice President and President, Navico Group, and Brunswick Chief Technology Officer

Brenna D. Preisser	Executive Vice President and President, Brunswick Boat Group

40 | 2026 Proxy Statement — Executive Compensation

Business Highlights1

Brunswick finished 2025 with full-year net sales growth for the first time in three years and significantly higher free cash flow generation. In addition to improved retail conditions, our performance was underpinned by solid boating participation driving stability in our recurring-revenue businesses, and outstanding operational execution across the enterprise.

Net sales were $5.4B in 2025, up 2 percent over the prior year, driven by improved second-half market conditions and resulting stronger wholesale orders, and strong performance in parts and accessories and aftermarket channels.

In 2025, we recorded GAAP Diluted Earnings Per Share (EPS) of $(2.06) and adjusted Diluted EPS[1] of $3.27.	We successfully executed our capital strategy in 2025, returning $193 million to investors through share repurchases and dividends.

In addition, we delivered free cash flow[1] of $442 million, reflecting our continued focus on driving cash in this challenging market.

1   Please see Appendix for a reconciliation of non-GAAP financial measures.

2025 Say-On-Pay Executive Compensation Vote

At the 2025 Annual Meeting, shareholders overwhelmingly approved our “say-on-pay” proposal (shareholders cast 97% of votes for the proposal). We were pleased with this significant vote of confidence in our pay practices and did not make any direct changes to our compensation programs as a result of the vote. Nevertheless, we evaluated and continue to believe that our compensation programs in 2025 reinforce our pay-for-performance philosophy and align management compensation with shareholder interests.	97% of the votes cast on the proposal were voted in support of the compensation of our NEOs

Executive Compensation — 2026 Proxy Statement | 41

2025 Key Compensation Decisions

Annual Incentive Plan

All NEOs participated in the 2025 annual incentive plan called the Brunswick Performance Plan (BPP). For Corporate NEOs (Messrs. Foulkes and Gwillim), a majority of the award was tied to overall Brunswick Adjusted Earnings Per Share (EPS) with a link to Brunswick Free Cash Flow (FCF). For the Division NEOs (Mr. Buelow and Mses. Denari and Preisser), a significant portion of the award was tied to overall Brunswick EPS and Brunswick FCF and included a divisional EBIT component to reward division performance. On an enterprise basis, actual performance in 2025 was within the target ranges set for each performance measure under the 2025 BPP, and the Compensation Committee approved NEO awards at the target opportunity. For additional information on the annual incentive plan, see “Achievement of Targeted Results” on page 45.

Long-Term Incentives

We grant performance-based equity in the form of Performance Shares to certain key senior executives, including each of the NEOs. Performance underlying the awards is measured based on Cash Flow Return on Investment (CFROI), Operating Margin and Brunswick’s total shareholder return performance relative to the total shareholder return (TSR) of an established peer group, as measured over a three-year performance period. We believe Performance Shares strengthen our pay-for-performance philosophy and align management’s long-term goals with our key strategic initiatives. Actual performance for the 2023 Performance Share awards resulted in no payout as Brunswick’s performance was below the established performance thresholds for each performance measure. For additional information, see page 48. In addition, the Company continues to provide Restricted Stock Units (RSUs) as part of the equity compensation delivered in order to reinforce key retention initiatives and to align shareholder and NEO interests.

Overall Philosophy of Our Executive Compensation Programs

The overall philosophy of our compensation programs for the NEOs and other senior executives is to encourage and reward the creation of sustainable, long-term shareholder value. Specifically, we identified the following objectives to help realize this goal:

Align with Shareholders’ Interests Reward performance in a given year and achievements over a sustained period that are aligned with the interests of our shareholders.
Remain Competitive Attract, retain, and motivate top talent.

Motivate Achievement of Financial and Strategic Goals Reinforces the importance of business objective achievement and execution of our overall strategy.

Reward Superior Performance Reinforce our pay-for-performance culture.

Compensation Design Principles

In support of our objectives, the framework of our executive compensation programs incorporates the following design principles.

Focus On The Creation Of Long-Term Shareholder Value

Our senior executives are responsible for achieving long-term strategic goals. Accordingly, compensation is weighted more heavily toward rewarding long-term value creation for shareholders as an individual rises within the organization.

Our emphasis on long-term shareholder value creation is best illustrated in the following chart, which shows the portion of total targeted compensation that is attributable to long-term incentive compensation and the portion attributable to other key elements of our

42 | 2026 Proxy Statement — Executive Compensation

compensation programs. As shown in the chart, long-term incentive compensation accounts for the largest percentage of overall compensation when compared to base salary and annual incentives (bonus). In addition, as a result of the compensation structure, a majority of senior executive compensation is deemed “at risk,” with such amounts constituting approximately 90% of Mr. Foulkes’ total compensation and approximately 73% of total compensation for our other NEOs in 2025.

Below is a chart comparing the targeted compensation mix of the CEO and other NEOs:

CEO COMPENSATION MIX

At-Risk Compensation

OTHER NEO AVERAGE COMPENSATION MIX

At-Risk Compensation

Base Salary
Annual Incentives
Long-Term Incentives

Provide Incentives for Achievement of Our Goals

We charge our senior executives with the responsibility to achieve our strategic, financial, and operational goals which we believe are key drivers to long-term shareholder value creation. As a result, we link executive compensation to business performance by establishing business metrics against which we measure performance, and which the Board has determined are important to our key stakeholders.

We establish variable compensation targets (individual BPP targets and long-term incentive targets) for each NEO and other employees with reference to market median for each separate compensation component and evaluate overall competitiveness of Target Direct Compensation (TDC) (base salary plus annual bonus opportunity plus long-term incentives) for each individual as compared to the market TDC.

We base annual incentive metrics on overall enterprise metrics for corporate participants and a combination of division and overall enterprise metrics for division participants. Long-term incentives are based on our consolidated results and relative TSR.

Competitive Compensation

We recognize that, in order to attract and retain the level of talent essential to achieving our established objectives, we must maintain a competitive executive compensation program. Each year, the Compensation Committee’s independent compensation consultant, FW Cook, provides a detailed peer compensation analysis that is used to inform the CEO compensation level and other plan design elements. We are the largest domestic publicly traded company in the recreational marine industry, with total revenues significantly higher than other publicly traded U.S. recreational boat manufacturers, and as a result, there

WHAT WE DO

●	Base a substantial percentage of executive pay at-risk through annual and long-term incentives
●	Require executives to achieve performance-based goals tied to relative shareholder return
●	Target the median compensation levels of our peer group and other market data when making executive compensation decisions, as well as considering external competitiveness, individual performance, experience, responsibilities, skill sets, and internal equity
●	Apply strict share ownership requirements to officers and Directors
●	Require a portion of vested shares from our equity compensation programs to be held until share ownership requirements are met
●	Disclose metrics, weightings, and overall outcomes of annual and long-term incentives for executives
●	Evaluate and manage risk in our compensation programs
●	Use an independent compensation consultant
●	Maintain clawback policies that go beyond Dodd-Frank requirements and permit recovery in the event of certain types of misconduct and breaches of restrictive covenants
●	Maintain double-trigger equity award vesting acceleration upon involuntary termination following a Change in Control (CIC)
●	Engage in a rigorous and thoughtful executive succession planning process with the Board

WHAT WE DON’T DO

●	No excise tax gross-ups
●	No modified single-trigger or single- trigger CIC severance agreements (we only use double-trigger CIC severance provisions)
●	Expressly forbid option repricing not in accordance with plans already approved by shareholders
●	Expressly forbid repricing of underwater options under all of our active equity plans
●	No hedging of shares by our employees or Directors
●	No pledging of shares by our employees or Directors
●	No dividends or dividend equivalents on unearned Performance Shares

Executive Compensation — 2026 Proxy Statement | 43

are no direct competitors in the compensation peer group. Criteria used to identify the peer group include:

Size —
Companies with revenues that generally range from one-half to three times our total annual revenue or market capitalization

Business Focus —
Publicly traded companies in similar industries

Consistency —
The peer group should be relatively stable. Companies historically have been eliminated if they were acquired or if their revenue or market cap fell outside the referenced range

FW Cook led an analysis to assess the appropriateness of the peer group during 2024 ahead of 2025 compensation planning decisions. The analysis resulted in no changes to the Company’s peer group.

2025 Peer Group (NYSE Stock Ticker)
AGCO (AGCO)	Polaris Inc. (PII)
BorgWarner (BWA)	Regal Rexnord (RRX)
Crane (CR)	Snap-on (SNA)
Dana Incorporated (DAN)	Stanley Black and
Dover (DOV)	Decker (SWK)
Flowserve (FLS)	Thor (THO)
Harley-Davidson (HOG)	Timken Company (TKR)
LCI Industries (LCII)	Toro Company (TTC)
Oshkosh (OSK)

For all NEOs other than the CEO, we assess the competitiveness of executive compensation every two years. In 2025, this assessment was conducted using survey data purchased from Willis Towers Watson (WTW). Each position was benchmarked based on scope of responsibilities, revenue size of the applicable business unit, and level within the organizational hierarchy. We design our target pay mix and total compensation opportunities to approximate the median of the market, taking into consideration the executive tenure, skill set, performance, and precision of the benchmark, among other factors, when determining target opportunity. In 2025, we completed a competitive benchmark assessment which confirmed that, on average, our target total direct compensation (base salary, annual bonus, and long-term incentives) for senior management positions, including the NEOs, aligns to our compensation philosophy and pay principles. We expect to conduct an updated benchmarking assessment during 2027.

Internal Equity

We establish compensation ranges for positions with similar characteristics and scope of responsibility, including NEO positions. Balancing competitiveness with internal equity helps support management development and movement of talent throughout our worldwide operations. Differences in actual compensation between employees in similar positions result from individual performance, tenure in role, future potential, and division financial results. This approach also helps promote talented managers to positions with increased responsibilities and provides meaningful developmental opportunities for our employees.

Reward Corporate, Division, and Individual Performance

Recognizing Company and individual performance in compensation helps reinforce the importance of working together and furthers our pay-for-performance philosophy. For the NEOs with division responsibility, a portion of the BPP incentive is tied to division financial performance, but a majority is tied to overall enterprise results.

What Is Rewarded?

We design NEO compensation to reward achievement of budgeted financial results, namely Earnings Per Share (EPS), Free Cash Flow (FCF), division Earnings Before Interest and Taxes (EBIT) – for division participants only, Cash Flow Return on Investment (CFROI), Operating Margin, Brunswick total shareholder return (both absolute and on a relative basis), and individual performance.

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Achievement of Targeted Results

We established the 2025 BPP annual incentive formula to recognize and reward outstanding performance by both the overall Company and our divisions. Specifically, the BPP for the NEOs provides that funding is based on the achievement of enterprise EPS and FCF, and division-specific EBIT as shown in the following charts, which include the BPP structure for 2025 as well as the plan design application for each NEO.

BPP Plan Structure

	Enterprise		Division
Corporate Participants	75% EPS	25% FCF	n/a
Division Participants	50% EPS	25% FCF	25% DIV EBIT

BPP Design Application by NEO

The Compensation Committee believes that EPS, FCF and division EBIT are appropriate measures to use in our annual incentive plan. Earnings figures, specifically EPS, are widely tracked and reported by analysts and used as a measure to evaluate our performance. FCF is a metric that is important to shareholders and key to business operations and capital strategy. Division EBIT is important for the Division NEOs as it provides a line of sight and accountability for business unit performance and contributes to overall earnings performance.

Each NEO also participates in the Performance Share plan, which rewards performance based on the achievement of both CFROI and Operating Margin over a three-year period, subject to a potential modifier at the end of the performance period based on Brunswick’s three-year TSR performance against the TSR of the companies within the S&P 400 Consumer Discretionary Index. For more details, please see page 48.

The Compensation Committee believes that both CFROI and Operating Margin are appropriate within the long-term Performance Share plan to measure how effectively we manage our cash and business to create long-term sustainable value for our shareholders. Our grants of Performance Shares and RSUs inherently reward absolute TSR because the ultimate earned value of each share depends on our TSR during the performance/vesting period. In addition, the number of Performance Shares actually earned depends on our relative TSR performance against the TSR Comparator Group. We use absolute and relative TSR metrics because they align the earned compensation amounts with our market performance and our shareholders’ experience.

Individual Performance

Individual performance affects compensation decisions. As part of the compensation planning process, managers have the ability to adjust certain elements of compensation based on the individual’s attainment of annual goals and performance against critical competencies.

The Compensation Committee assesses the CEO’s performance with input from all members of the Board of Directors. The CEO assesses performance of the other NEOs, with a review by the Compensation Committee.

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Compensation Elements

We structure our compensation to reflect our business objectives and compensation philosophy. The elements that comprise our compensation programs for senior executives are summarized below along with an explanation of why we selected each compensation element, how the amount and formula are determined, and how decisions regarding that compensation element fit into our overall compensation objectives and programs.

Base Salary

Base salary is fixed compensation for our NEOs. It is designed to provide a minimum level of pay that reflects each executive’s position and scope of responsibility, leadership skills, experience, and individual performance, as demonstrated over time. When establishing an executive’s base salary, we also target the median pay level within the market for positions with similar responsibilities and business size. A competitive base salary is critical to attracting and retaining the executives needed to lead the business.

We review salaries on an annual basis to confirm competitiveness with the external market for executive talent, reflect individual performance, and ensure internal equity in relation to other Brunswick executives. We make salary adjustments on a periodic basis in response to market practices and to provide merit increases. Additionally, the base salary component serves as the foundation of executives’ total pay, as incentives and benefits are generally computed as a function of base salary, which allows us to link performance and pay. As illustrated by the following chart, the average merit increase, excluding promotional or market adjustments, of NEO salary from 2023 to 2025 was 3.9%.

	2023	2024	2025	Avg.
Foulkes	4.0%	4.3%	2.9%	3.7%
Gwillim	4.0%	3.7%	3.9%	3.9%
Buelow[1]	—	2.9%	3.3%	3.1%
Denari	5.5%	3.5%	4.2%	4.4%
Preisser	5.5%	3.6%	4.2%	4.4%

Average Merit Increase: 3.9%

[1]	Mr. Buelow was not an NEO in 2023. Therefore, this table does not include 2023 data for him.

Annual Incentive Plan

Our annual incentive plan, the BPP, is the primary compensation element used to reward accomplishments against established business goals within a given year.

We set BPP funding targets based on budgeted performance for the year, as approved by the Board of Directors. The BPP limits funding to no more than 200% of target funding, with the Compensation Committee approving enterprise and division plan metric amounts within a range from 0% to 200% based on its review of performance against pre-established targets. For 2025, the plan eliminated the threshold payout level for bonus awards of 25% of enterprise-wide performance achievement. This resulted in a payout opportunity under the plan to be 0% – 200% of target. Target funding is equal to salary paid in the year multiplied by the target BPP percentage for each participant. For 2025, the percentage of salary targets under the BPP for the NEOs ranged from 80% to 150%.

We determine individual awards using: overall funding as approved by the Compensation Committee, the individual’s pro-rata portion of approved funding, and other factors deemed to be relevant. On an enterprise basis, actual performance in 2025 was within the target ranges set for each performance measure under the 2025 BPP, and the Compensation Committee approved NEO awards at the target opportunity. The performance measures required to support funding for each NEO in 2025 were:

Performance Metric*	Threshold	Target	Maximum
Adjusted EPS – Enterprise	$2.00	$3.25 – $4.25	$5.25
FCF – Enterprise	$130M	$275M – $450M	$595M
Mercury Marine Adjusted EBIT	$357M	$405M – $479M	$527M
Navico Group Adjusted EBIT	$10M	$34M – $58M	$82M
Boat Group Adjusted EBIT	$13M	$37M – $61M	$85M

*	The performance measures required to support funding for all NEOs in 2025 included the metrics listed in the chart above, which were calculated using net income for each division, with additional adjustments for taxes, interest, and certain other items, including acquisitions, restructuring, exit, and impairment charges, and other unusual items.

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In 2025, our BPP incentive plan target employed a range of performance to reward target performance, with a “flat-spot” approach for 100% payout and linear curves outside the flat spots. This flat-spot approach allows us to address market uncertainty while rewarding exceptional operating performance.

Annual incentive targets are set at the beginning of the performance period based on the forecasted plan for the year. The enterprise 2025 adjusted EPS and Free Cash Flow targets utilized “flat-spots” for target payouts consistent with the approach used for setting prior year BPP targets. In addition, the “flat-spot” approach aligned with our January 2025 earnings guidance which considered the continued impact of uncertainties in the macroeconomic conditions on our consumers and markets in which we participate.

The BPP plays an important role in our overall compensation structure, as it signals “what is important” and “what is expected” for the year from the standpoint of corporate, division, and/ or individual results. Additionally, the BPP serves to focus executives on achieving current objectives, which are deemed necessary to attain long-term goals, and it establishes appropriate performance and annual incentives by rewarding divisions and individuals within those units for actual performance.

The BPP terms and conditions include a provision to provide a pro-rata payment for those who meet the Rule of 70 or Age 62 (rule defined under the “Rule of 70 or Age 62” section on page 54) and retire during the second half of the plan year, subject to Committee approval for NEOs. Providing a pro-rata bonus payment (distributed at the same time as active employee bonus awards) provides flexibility for the timing of retirements and enables the Company to effectively transition key successors.

The design of the 2026 BPP award is generally similar to that of 2025.

Long-Term Incentives

We continually monitor the appropriateness of our long-term incentive plans, taking into consideration both competitive practice and what would drive the most appropriate behavior of the participants. To reinforce the use of performance-based compensation, certain senior executives, including the NEOs, receive their long-term incentive opportunity as:

The use of Performance Shares and RSUs in our long-term incentive mix is designed to align our incentive program with competitive pay practices, reinforce pay for performance, and encourage retention.

We base the size of long-term incentive awards for NEOs on a fixed dollar target that is established every one to two years based on competitive benchmark data. The market median for long-term incentives for each NEO’s position determines a basis for the dollar value of the equity target, while also considering executive experience, capabilities, individual performance, key talent retention, and future organization succession when determining award levels. For each NEO, excluding Mr. Foulkes, there was an enhancement to their 2025 annual grants to reward outstanding individual performance amid challenging macroeconomic and market conditions in 2024 and alignment with continued growth and retention within Brunswick. These amounts were generally less than one-third of their target annual value, an appropriate level as determined by the Human Resources and Compensation Committee.

Executive Compensation — 2026 Proxy Statement | 47

We determine the actual share award amounts for each NEO using a Monte Carlo valuation for Performance Shares and the Company’s stock price on the date of the grant for RSUs.

Performance Shares

In 2025, we granted all NEOs Performance Share awards. The 2025 Performance Shares are earned at the end of a three-year performance period based on achievement of two financial metrics, with a payout between 0% and 200% of the target opportunity. Seventy-five percent of the award is earned based on three-year annual average CFROI achievement, and 25% is earned based on three-year annual average Operating Margin attainment. The level of performance required for target payout is based on three-year strategic plan targets. The Compensation Committee believes these targets are challenging yet reasonably attainable with strong management performance. The final payout at the end of the three-year period may be increased or decreased by an additional 20% based on Brunswick’s three-year TSR performance against the TSR of the S&P 400 Consumer Discretionary Index. Performance in the bottom quartile against the TSR comparator group reduces the Performance Share award payout by 20%, and performance in the top quartile increases the Performance Share award payout by 20%, with a maximum payout of 200% of target. Performance between the 25th and 75th percentile of the TSR comparator group results in no modification of the award payout.

We believe the S&P 400 Consumer Discretionary Index is an appropriate comparison group for Brunswick as it is a broad, externally set index with companies in similar consumer industries. We determine the comparator group at the beginning of the award period and evaluate final performance at the end of the three-year period.

The design of the Performance Share award provides multiple benefits, including management focus on the success of key strategic initiatives and their impact on CFROI and Operating Margin metrics, as well as strengthening the alignment of management incentives with long-term shareholder interests through use of the relative TSR modifier at the conclusion of the three-year performance period.

For 2025, Brunswick utilized a flat-spot for the 100% payout with linear curves outside of the flat spot for each performance metric. We believe this flat-spot approach is appropriate for Performance Share targets given the dynamic market in which we operate, while rewarding strong business performance.

The design of the 2026 Performance Share award is generally similar to that of 2025.

Completed 2023-2025 Performance Share Award

NEOs had the opportunity to earn the 2023 Performance Share award at the completion of a three-year performance period which ended on December 31, 2025. The plan design of these awards is similar to that of the 2025 Performance Share award described above, but without the target flat spot. The targets required to support funding for all NEOs for the 2023-2025 performance period were:

Performance Metric	Threshold	Target	Maximum
CFROI (75%)	14.0%	20.0%	26.0%
Operating Margin (25%)	10.0%	16.0%	22.0%

We set targets based on the forecast over a three-year plan period. The CFROI target was set similar to the 2022 plan CFROI target based on the overall macro environment at the beginning of the plan period.

Actual performance for the 2023 Performance Share awards resulted in no payout as Brunswick’s performance was below the established performance thresholds for each performance measure. TSR performance against the established peer group for the performance period resulted in Company performance between the 25th and 75th percentile of the peer group.

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Restricted Stock Units

In addition to Performance Shares, we grant RSUs to the NEOs. We believe that RSUs are an important component of our compensation structure because each award increases linkage to shareholder interests by rewarding stock price appreciation and tying wealth accumulation to performance. Additionally, RSUs help reinforce team performance, encourage senior executives to focus on long-term performance, and function as a retention incentive through the vesting period.

Officer Share Ownership Requirements

In order to align NEO incentives with the interests of our shareholders, we maintain share ownership requirements for our officers. This share ownership policy calculates minimum required ownership levels as a multiple of each officer’s base salary.

The current NEO share ownership requirements for our actively serving NEOs are as follows:

Tier I
Management Level: Chief Executive Officer
NEO: Foulkes
Ownership Requirement: 5.0 Times Base Salary

Tier II
Management Level: Chief Financial Officer and Designated Executive Officers
NEO: Gwillim, Buelow, Denari, Preisser
Ownership Requirement: 3.0 Times Base Salary

Officers who do not meet the ownership requirements must retain shares having a value equal to 50% of the after-tax profit from the Common Stock acquired under our equity plans (Retention Ratio). For purposes of calculating compliance with the requirements, “shares owned” include shares directly owned, shares owned by immediate family members residing in the same household, shares held in trust, share equivalents held in our tax-qualified defined contribution plans and deferred compensation plans, and RSUs. Outstanding Performance Shares and unexercised Stock Options do not count as “shares owned.” For those officers approaching retirement, ownership requirements are reduced as follows: 80% of target for those age 63; 60% of target for those age 64; and 50% of target for those age 65 and older.

The Compensation Committee reviews compliance with these share ownership requirements on an annual basis effective as of December 31. All NEOs are currently in compliance with the stated requirements. Please see the Narrative to Director Compensation Table on page 34 for information regarding share ownership guidelines for Directors.

Clawbacks

The Compensation Committee can require the repayment of all or a portion of previous BPP awards as it deems appropriate in the event of certain misconduct, including misconduct that causes a restatement of financial results. In addition, for those who have entered into Terms and Conditions of Employment with Brunswick, including each of the NEOs, the Compensation Committee has expanded the types of payments the Company can recover in the event of a violation of the restrictive covenants set forth in the Terms and Conditions of Employment to include any severance payments received by the executive and any gain realized as a result of the exercise or vesting of equity awards beginning 12 months prior to termination. In addition, in July 2023, the Board adopted a clawback policy that provides for the recovery of certain incentive compensation from our current and former executive officers in the event of certain financial restatements, as required by the Dodd-Frank Act and corresponding New York Stock Exchange Listing Standards.

Anti-Hedging and Anti-Pledging Policy

No Director, NEO, or other employee may engage in hedging or monetization transactions or similar arrangements with respect to Common Stock, including the purchase or sale of puts, calls, or options on Common Stock (other than options granted by Brunswick), or the use of any other derivative instruments to hedge or offset any decrease in the market value of the Common Stock. In addition, no Director, NEO, or other employee may pledge Common Stock as collateral.

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Post-Employment Compensation

Post-employment compensation elements that are not currently offered to salaried employees in general are summarized below.

Plan/Participant(s)	Description
Brunswick Restoration Plan All NEOs	The Restoration Plan is a non-qualified plan that provides a retirement benefit consistent with that of employees who are not affected by the IRS compensation and benefit limits.

The Restoration Plan provides employees with covered compensation or retirement plan contributions above IRS qualified defined contribution plan limits with the opportunity to receive the full amount of their intended retirement benefits. If an employee elects to participate in the Restoration Plan, 401(k) contributions and Brunswick’s match on these contributions above the IRS limit are credited to this plan. In addition, Brunswick’s retirement profit sharing contributions for eligible employees are automatically credited to their Restoration Plan accounts.

Perquisites and Other Benefits

We extend certain benefits to NEOs that we do not offer to salaried employees in general. These programs help NEOs enhance their	understanding of our products, protect their physical health, and maximize their productivity.

Perquisites/Benefits	Description
Executive Product Program All NEOs	The product program is designed to encourage the use of Brunswick products to enhance understanding and appreciation of our businesses and identify product and business development opportunities. The program provides a product allowance equal to $35,000 for each participant. We do not reimburse the participant for the tax liability associated with the program. The allowance may be applied toward the purchase of Brunswick products at the Brunswick Employee Purchase Program discounted rates, which is available to all Brunswick employees, and branded attire at discounted rates. The allowance may also be used toward product-related costs such as freight, parts and accessories, service fees, maintenance, marina slip fees, insurance, other expenses associated with ownership of Brunswick products, or a Freedom Boat Club membership.
Executive Physical Program All NEOs	We provide a physical examination program to senior executives that is intended to protect the health of such executives and our investment in our leadership team. The Compensation Committee requires senior executives to have an annual physical examination and, as part of this program, they have immediate access to healthcare providers.
Personal Aircraft Use Foulkes	The CEO may use the Company aircraft for personal use on a limited basis. This benefit allows for the effective use of the CEO’s limited personal time. There is a maximum allowance for this benefit of $50,000 per year. Other NEOs may occasionally use the Company aircraft for personal use with prior approval from the CEO.

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Terms and Conditions of Employment

All NEOs are parties to agreements setting forth their terms and conditions of employment (Agreements). The Agreements memorialize the “at will” nature of the employment relationship, and describe each executive’s duties, compensation, benefits, and perquisites. Additionally, the Agreements consolidate the restrictive covenants that exist during and after employment (e.g., non-competition, confidentiality, non-solicitation). Finally, the Agreements establish and limit the compensation and benefits to which an executive is entitled in the event of termination.

We believe that offering Agreements to our executives helps to encourage the retention of executive experience, skills, knowledge, and background for the benefit of the Company, and the efficient achievement of our long-term goals and strategy. Additionally, the Agreements reinforce and encourage the executives’ continued attention and dedication to duties without the distraction arising from the possibility of a Change in Control. The Agreements do not provide excise tax gross-ups.

Determining Executive Compensation

Decisions with respect to specific BPP awards, equity awards, and base salary increases for the current year are normally made at the first Compensation Committee and Board meeting of each year. At this meeting, the Compensation Committee and the Board of Directors also make decisions with respect to the prior year’s performance and BPP funding. Base salary increases are generally effective as of the first full pay period in April.

The Compensation Committee reviews and approves equity grant terms and conditions and grant size for NEOs and other senior executives at its first meeting of the year, which is generally held following our public disclosure of our financial results for the prior year.

Human Resources and Compensation Committee Report

The Compensation Committee reviewed and discussed this Compensation Discussion and Analysis with management.

Based on that review and discussion, the Compensation Committee recommended to the Board of Directors of Brunswick Corporation

that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and the Company’s Proxy Statement to be filed in conjunction with the Company’s 2026 Annual Meeting.

Roger J. Wood (C)	David C. Everitt	David V. Singer	MaryAnn Wright

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2025 Summary Compensation Table

The table below summarizes the total compensation earned by each of our NEOs for the years ended December 31, 2025 and to the extent required by the SEC’s executive compensation disclosure rules, 2024 and 2023.

Year	Salary[1]	Bonus	Stock Awards[2]	Non-Equity Incentive Plan Compensation[3]	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation[4]	Total
David M. Foulkes, Chairman and Chief Executive Officer
2025	$1,250,577	$ —	$9,750,026	$1,876,000	$ —	$144,004	$13,020,607
2024	$1,211,539	$ —	$9,537,788	$ —	$ —	$242,090	$10,991,417
2023	$1,162,885	$ —	$8,179,896	$1,114,000	$ —	$389,617	$10,846,398
Ryan M. Gwillim, Executive Vice President and Chief Financial Officer and Strategy Officer
2025	$711,269	$ —	$2,500,337	$640,100	$ —	$59,778	$3,911,484
2024	$667,539	$ —	$1,899,737	$ —	$ —	$90,461	$2,657,737
2023	$636,539	$ —	$1,599,357	$391,900	$ —	$136,568	$2,764,364
John G. Buelow,(5) Executive Vice President and President, Mercury Marine
2025	$629,615	$ —	$1,299,665	$503,700	$ —	$86,154	$2,519,134
2024	$553,846	$ —	$1,000,643	$ —	$ —	$96,501	$1,650,990
Aine L. Denari, Executive Vice President and President, Navico Group, and Brunswick Chief Technology Officer
2025	$618,269	$ —	$1,299,665	$494,600	$ —	$93,712	$2,506,246
2024	$566,769	$ —	$1,499,652	$ —	$ —	$118,092	$2,184,513
2023	$530,462	$ —	$799,678	$308,300	$ —	$156,854	$1,795,294
Brenna D. Preisser, Executive Vice President and President, Brunswick Boat Group
2025	$618,269	$ —	$1,250,169	$494,600	$ —	$82,726	$2,445,764
2024	$579,250	$ —	$1,300,051	$ —	$ —	$104,695	$1,983,996
2023	$548,692	$ —	$799,678	$281,500	$ —	$152,943	$1,782,813

[1]	The amounts shown in this column constitute actual base salary paid. Annual salaries as of December 31, 2025 were:

Foulkes	Gwillim	Buelow	Denari	Preisser
$1,260,000	$725,000	$635,000	$625,000	$625,000

[2]	The amounts shown in this column constitute the aggregate grant date fair value of Restricted Stock Units and Performance Shares granted under the Brunswick Corporation 2023 Stock Incentive Plan during the applicable year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Compensation – Stock Compensation (FASB ASC Topic 718). For assumptions used in the valuation of such awards, see Note 16 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The amounts reported with respect to Performance Shares are based on the probable outcome of the performance conditions as of the grant date, which is estimated at target. Had the achievement of the highest level of performance been assumed, the aggregate grant date fair value, inclusive of Monte Carlo valuation, of the 2025 Performance Shares would be as follows: Mr. Foulkes $9,750,452; Mr. Gwillim $2,500,243; Mr. Buelow $1,299,730; Ms. Denari $1,299,730; and Ms. Preisser $1,250,122.

[3]	The amounts shown in this column constitute payments made under the annual Brunswick Performance Plan (BPP).
[4]	The amounts shown in the All Other Compensation column include the following for fiscal year 2025:

Name	Defined Contribution Plan (Qualified)(a)	Defined Contribution Plan (Non-Qualified)(a)	Product Program(b)	Personal Use of Company Aircraft(c)	Executive Physical(d)	Total
Foulkes	$17,383	$63,561	$35,000	$14,330	$13,730	$144,004
Gwillim	$17,450	$21,595	$7,003	—	$13,730	$59,778
Buelow	$17,450	$19,974	$35,000	—	$13,730	$86,154
Denari	$17,300	$27,682	$35,000	—	$13,730	$93,712
Preisser	$17,536	$16,460	$35,000	—	$13,730	$82,726

[a]	Defined Plan Contributions (Qualified and Non-Qualified): Amounts contributed to the retirement contribution plan include Company match and a Retirement Profit Sharing Contribution of four percent and one percent, respectively, on qualified plan limit earnings.
[b]	Product Program: Represents the utilized allowance of the Executive Product Program. For further details, please see page 50.
[c]	Personal Use of Company Aircraft: Mr. Foulkes utilized the Company aircraft for personal use on a limited basis in 2025. This incremental cost to the Company for use of the corporate aircraft is based on the variable

52 | 2026 Proxy Statement — Executive Compensation

operational costs of personal flights, including fuel, maintenance, flight crew travel expense, catering, communications, and fees, including flight planning, ground handling, and landing permits. Occasionally, a spouse or other guests may accompany officers on the Company aircraft when the aircraft is already scheduled for use and can accommodate additional passengers. In those cases, there is no aggregate incremental cost to the Company and, as a result, no additional amount is reflected in the 2025 Summary Compensation Table for such use.
[d]	Our NEOs are required to receive an executive physical at the Company’s expense under the physical examination program for senior executives. Due to healthcare privacy reasons, we assigned same value to each of the NEOs based on a review of the 2025 physical examination costs for each participant of the plan. For further details, please see page 50.

[5]	Mr. Buelow was not an NEO in 2023. Therefore, this table does not include 2023 data for him.

2025 Grants of Plan-Based Awards

	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]

Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units[3]	Grant Date Fair Value of Stock and Options Awards[4]
David M. Foulkes, Chairman and Chief Executive Officer
—	$—	$1,875,865	$3,751,730
2/13/25				—	78,620	157,240		$4,875,226
2/13/25							75,020	$4,874,800
Ryan M. Gwillim, Executive Vice President and Chief Financial Officer and Strategy Officer
—	$—	$640,142	$1,280,284
2/13/25				—	20,160	40,320		$1,250,122
2/13/25							19,240	$1,250,215
John G. Buelow, Executive Vice President and President, Mercury Marine
—	$—	$503,692	$1,007,384
2/13/25				—	10,480	20,960		$649,865
2/13/25							10,000	$649,800
Aine L. Denari, Executive Vice President and President, Navico Group, and Brunswick Chief Technology Officer
—	$—	$494,616	$989,232
2/13/25				—	10,480	20,960		$649,865
2/13/25							10,000	$649,800
Brenna D. Preisser, Executive Vice President and President, Brunswick Boat Group
—	$—	$494,616	$989,232
2/13/25				—	10,080	20,160		$625,061
2/13/25							9,620	$625,108

[1]	Consists of threshold, target, and maximum payouts under the 2025 BPP.
[2]	Consists of Performance Shares awarded under the Brunswick Corporation 2023 Stock Incentive Plan. Performance Shares vest and convert to a number of shares of Brunswick Common Stock at the end of the three-year performance period based on the final plan performance, generally subject to the NEO’s continued employment through the end of the performance period.
[3]	Consists of RSUs awarded under the Brunswick Corporation 2023 Stock Incentive Plan. Awards vest ratably in three equal annual installments over a three-year period from the grant date, generally subject to the NEO’s continued employment through the vesting date.
[4]	The amounts shown in this column constitute the aggregate grant date fair value of equity awards granted under the Brunswick Corporation 2023 Stock Incentive Plan during 2025, computed in accordance with FASB ASC Topic 718. For assumptions used in the valuation of such awards, see Note 16 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Executive Compensation — 2026 Proxy Statement | 53

Equity Compensation Plan Information and Awards

Brunswick granted Performance Shares and RSUs to all NEOs in 2025 pursuant to the Brunswick Corporation 2023 Stock Incentive Plan. Performance Shares are generally granted annually and, if earned, typically vest 100% at the end of a three-year performance period. Brunswick generally grants RSUs annually which, starting in 2024, vest ratably in three equal annual installments over the three-year period. RSU awards granted prior to 2024 vest 100% on the third anniversary of the date of grant. The terms of the awards reflect the use of the “Rule of 70 or Age 62” (as described below), along with the inclusion of an additional provision that would pro-rate the grant in the event of termination before December 31 in the year the grant is awarded, provided the participant had met the appropriate retirement definition in the terms and conditions of the award. Providing for a “prorated” grant serves to keep the decision about retirement timing independent of the vesting schedule of equity-based compensation. Of the NEOs, as of December 31, 2025, Messrs. Foulkes and Buelow meet the Rule of 70 or Age 62 provision.

Please see the “Potential Payments Upon Termination or Change in Control” section on page 57 for a description of the treatment of equity awards following a qualifying termination of employment or a Change in Control.

Award Treatment Upon Termination

The terms and conditions of RSUs and Performance Shares generally provide for forfeiture of the award if an executive terminates employment before the end of the vesting period, except if: the executive meets the Rule of 70 or Age 62, which is defined as either: (i) the sum of the individual’s age plus years of service is equal to or greater than 70 or (ii) the individual is age 62 or above with at least three years of consecutive service from latest hire date; or if the executive is involuntarily terminated (not due to Cause) and does not meet the Rule of 70 or Age 62. Details on award treatment are described in the following section.

Rule Of 70 or Age 62

Once an executive meets the Rule of 70 or Age 62, if employment is terminated (other than for Cause or due to death or permanent disability), the applicable awards are treated as follows:

•	Performance Shares: If termination occurs on or after December 31 of the year the grant is awarded, the grantee will receive the entire award at the end of the performance period, calculated as if the grantee had remained employed throughout the entire performance period and based on actual performance. If termination occurs before December 31 in the year the grant is awarded, the grantee will receive a pro-rata portion of the earned award at the end of the performance period based on actual performance.
•	RSUs: If termination occurs on or after December 31 of the year the grant is awarded, the award will be distributed ratably in equal annual installments over the three-year period from grant date. If termination occurs before December 31 in the year the grant is awarded, a pro-rata portion of the award will be distributed ratably in equal annual installments over the three-year period from grant date.

Involuntary Separation

(not due to Cause)

The equity award terms and conditions provide for pro-rata vesting of outstanding equity awards earned by individuals who were involuntarily terminated (not due to Cause) by the organization and do not meet the retirement provision of Rule of 70 or Age 62. The pro-rata vesting calculation is based on the earned amount of the award determined by the length of service from the date of grant or prior vesting date for ratable RSUs to separation date over the length of the applicable performance/vesting period and would be released at the normal release date (at the same time as active employees). This applies to both RSUs and Performance Share awards, with the earned Performance Share award released based on actual plan performance. We believe this is a fair and consistent way to treat individuals who may be separated as a result of an organization restructuring and is aligned with broader competitive practice.

Please see the “2025 Grants of Plan-Based Awards” section of this Proxy Statement for a detailed description of awards granted to the NEOs during 2025.

54 | 2026 Proxy Statement — Executive Compensation

2025 Outstanding Equity Awards At Fiscal Year-End

This table provides information regarding each NEO’s outstanding equity awards as of	December 31, 2025. The equity awards in this table consist of RSUs and Performance Shares.

	Stock Awards[1]

Grant Date	Number of Shares or Units of Stock Held That Have Not Vested[2]	Market Value of Shares or Units of Stock Held That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
David M. Foulkes, Chairman and Chief Executive Officer
2/16/23	49,482	$3,673,546	—	—
2/15/24	38,089	$2,827,712	55,760	$4,139,622
2/13/25	77,106	$5,724,329	78,620	$5,836,749
Ryan M. Gwillim, Executive Vice President and Chief Financial Officer and Strategy Officer
2/16/23	9,674	$718,185	—	—
2/15/24	7,584	$563,064	11,110	$824,806
2/13/25	19,775	$1,468,090	20,160	$1,496,678
John G. Buelow, Executive Vice President and President, Mercury Marine
2/16/23	4,837	$359,092	—	—
2/15/24	3,996	$296,694	5,850	$434,304
2/13/25	10,278	$763,040	10,480	$778,035
Aine L. Denari, Executive Vice President and President, Navico Group, and Brunswick Chief Technology Officer
2/16/23	4,837	$359,092	—	—
2/15/24	4,791	$355,705	7,020	$521,165
8/19/24	1,365	$101,371	2,020	$149,965
2/13/25	10,278	$763,040	10,480	$778,035
Brenna D. Preisser, Executive Vice President and President, Brunswick Boat Group
2/16/23	4,837	$359,092	—	—
2/15/24	3,996	$296,694	5,850	$434,304
8/19/24	1,365	$101,371	2,020	$149,965
2/13/25	9,887	$734,045	10,080	$748,339

[1]	The market value of shares or units of stock that have not vested reflects a stock price of $74.24, the Company’s closing stock price on December 31, 2025.
[2]	RSU awards granted in 2023 vest 100% on the third anniversary of the date of grant. RSU awards granted in 2024 and 2025 vest ratably in three equal annual installments over a three-year period from the grant date. Amounts include reinvested dividends.
[3]	2024 and 2025 Performance Share awards are subject to a three-year performance period and may be subject to additional modification of +/- 20% based on TSR performance against the established peer group, as described in the Compensation Discussion & Analysis. The number of shares listed are based on target performance.

Executive Compensation — 2026 Proxy Statement | 55

2025 Stock Vested

	Stock Awards

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
David M. Foulkes	56,148	$3,682,187
Ryan M. Gwillim	11,109	$728,528
John G. Buelow	2,913	$191,010
Aine L. Denari	7,386	$483,497
Brenna D. Preisser	7,005	$458,507

2025 Non-Qualified Deferred Compensation

Restoration Plan

Name	Executive Contributions in Last FY1	Company Contributions in Last FY2	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE[3]
David M. Foulkes	$164,087	$63,561	$667,723	—	$5,865,826
Ryan M. Gwillim	$18,064	$21,595	$136,681	—	$ 797,911
John G. Buelow	$39,462	$19,974	$189,632	—	$1,400,033
Aine L. Denari	$223,808	$27,682	$347,275	—	$2,171,262
Brenna D. Preisser	$19,779	$16,460	$177,373	—	$1,209,854

[1]	100% of the amount for each NEO in this column represents deferrals of salary and BPP and is reported in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.
[2]	100% of the amount for each NEO in this column is reported in the “All Other Compensation” column of the Summary Compensation Table.
[3]	The following amounts were previously reported as compensation to the NEOs in past Summary Compensation Tables. These amounts consist of Executive and Company Contributions and above-market interest as follows:

Foulkes	Gwillim	Buelow	Denari	Preisser
$1,095,959	$205,582	$82,380	$769,358	$189,126

2005 Automatic Deferred Compensation Plan

Name	Executive Contributions in Last FY	Company Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
David M. Foulkes	—	—	$80,323	—	$527,268
Ryan M. Gwillim	—	—	—	—	—
John G. Buelow	—	—	—	—	—
Aine L. Denari	—	—	—	—	—
Brenna D. Preisser	—	—	—	—	—

56 | 2026 Proxy Statement — Executive Compensation

Narrative To Non-Qualified Deferred Compensation Tables

The Non-Qualified Deferred Compensation tables show amounts deferred in 2025 under the Restoration Plan (non-qualified plan to provide for contributions in excess of IRS limits), and the 2005 Automatic Deferred Compensation Plan and includes previous deferrals.

Under the Restoration Plan, participants may defer up to 40% of their base salary and BPP awards. These deferrals are credited with earnings and losses based on the rate of return of mutual funds selected by the participant. The investment options and Company matching formula mirror those of the qualified 401(k) plan, which the participant manages in the same manner. Brunswick contributes to this plan according to the following formula:

•	One dollar for every dollar contributed by the employee, up to 3% of annual pay, and 50 cents for every dollar on the next 2%, plus an annual retirement profit sharing contribution of up to 9% based on Company performance. Distributions under the Restoration Plan will be made on the last business day of the month after the six-month anniversary from the participant’s date of termination.

Under the 2005 Automatic Deferred Compensation Plan, participants were required to defer certain compensation in excess of $1.5 million to protect the tax deductibility to the Company of such compensation under Section 162(m) of the Internal Revenue Code. For cash balances, deferred cash equivalent balances are credited with: (i) an interest rate equal to the greater of the prime rate at JP Morgan Chase plus two percent, or Brunswick’s short-term borrowing rate; or (ii) returns on securities selected by the executive. For amounts deferred in stock, the account is credited with the number of share units equal to the number of shares of Company stock as of the date on which the shares would otherwise have been paid. Distributions of deferrals are made as soon as administratively practicable after the six-month anniversary of the participant’s date of termination.

This plan has been amended to cease deferrals of compensation earned on or after January 1,

2018, except for incentive awards that were outstanding prior to November 2, 2017. No grandfathered awards remain outstanding and, therefore, there will be no future deferrals into the Plan.

Potential Payments Upon Termination or Change in Control

Brunswick has entered into severance and Change in Control agreements which are incorporated in the Terms and Conditions of Employment (Agreements) with each currently serving NEO.

Below is a discussion of the benefits that our NEOs who were actively employed with the Company on December 31, 2025 would have received upon a Change in Control or termination of employment under various circumstances on such date.

Terms and Conditions of Employment

Each Agreement confirms that employment is at-will and outlines each NEO’s roles and responsibilities and compensation, benefits, and eligibility for certain perquisites provided in exchange for their services. The Agreements also contain provisions regarding termination of employment and reflect a “double-trigger” Change in Control severance and equity provision (effective upon termination of employment by the Company following a Change in Control of the Company) for all NEOs, including the CEO.

Change in Control and Severance

Each NEO is entitled to certain severance benefits in the event of a Change in Control (as defined below), if Brunswick terminates his or her employment for reasons other than for Cause (as defined below) or disability or if the executive terminates for Good Reason (as defined below):

•	Qualifying termination within 24 months following a Change in Control:

-	Severance payment of three times for Mr. Foulkes, and two times for the other NEOs the sum of: (i) annual salary; (ii) the larger of targeted annual award under BPP for the year of termination or the year in which the Change in Control occurs;

Executive Compensation — 2026 Proxy Statement | 57

and (iii) the Company’s 401(k) match, retirement profit sharing contribution, and other Company contributions made on his or her behalf to the Company’s tax-qualified and non-qualified defined contribution plans during the 12-month period prior to the date of termination

-	All equity awards held by the executive will become fully vested and, if applicable, immediately exercisable and will remain outstanding pursuant to their terms

-	Other benefits (including the continuation of medical, dental, vision, and prescription coverage) for up to the length of the severance period

•	Qualifying termination other than following a Change in Control:

-	Severance payment equal to two times for Mr. Foulkes and one-and-one-half times for the other NEOs the sum of: (i) annual salary; and (ii) the Company’s 401(k) match, retirement profit sharing contribution, and other Company contributions made on his or her behalf to the Company’s tax-qualified and non-qualified defined contribution plans during the 12-month period prior to the date of termination. The CEO is guaranteed an annual BPP award equal to two times target for the year of termination, and any other NEO’s award under the BPP can be made at the CEO’s discretion

-	Other benefits (including the continuation of medical, dental, vision, and prescription coverage) for up to 24 months for the CEO and up to 18 months for other NEOs

-	All equity awards held by the executive vest according to the terms and conditions of the underlying plans

In addition to the payments described above, in each scenario, the NEO would be entitled to receive any annual BPP award earned for the preceding year that had not yet been paid at the time of termination as well as outplacement services.

No Brunswick executives, including each NEO, are entitled to indemnification or any “gross-up” of taxes imposed by Section 4999 of the Internal Revenue Code on “excess parachute payments” (as defined in Section 280G of the Internal Revenue Code). Instead, such executives will either be required to pay the excise tax or have their payments reduced if it would be more favorable to them on an after-tax basis.

Brunswick may terminate the Agreements upon six months’ notice, except that after a Change in Control, Brunswick may not terminate the Agreements until the second anniversary of the Change in Control.

The Agreements contain non-competition and non-solicitation restrictive covenants effective during the two-year period following termination of employment for the CEO, and for 18 months following termination for all other NEOs, and non-disclosure and non-disparagement restrictive covenants effective at all times. Upon termination following a Change in Control, the non-competition and non-solicitation restrictive covenants are not applicable. In the event of a violation of the restrictive covenants, we may recover any severance payments received by the executive and any gain realized as a result of the exercise or vesting of equity awards beginning 12 months prior to termination and ending on the date that the Company makes full recovery of such payments.

The terms of the Agreements require the NEOs to execute a general release. Severance benefits are not available for those individuals terminating due to retirement, death, long-term disability, or for Cause.

Termination for “Cause” means the NEO’s:

•	Conviction of a crime, including by a plea of guilty or nolo contendere, involving theft, fraud, perjury, or moral turpitude

•	Intentional or grossly negligent disclosure of confidential or trade secret information of the Company or a related company to anyone not entitled to such information

•	Willful omission or dereliction of any statutory or common law duty of loyalty to the Company or a related company

•	Willful and material violation of the Company’s Code of Conduct or any other written Company policy

•	Repeated failure to carry out the material components of the executive’s duties despite specific written notice to do so by the CEO (or in the case of the CEO, the Board) other than any such failure as a result of incapacity due to physical or mental illness

58 | 2026 Proxy Statement — Executive Compensation

“Good Reason” means the Company taking any of the following actions or omissions without the NEO’s express written consent:

•	Material breach of provisions of the Agreement

•	Failure to provide benefits generally provided to similarly situated senior executives

•	Reduction in authority or responsibility

•	Reduction in compensation not applicable to similarly situated senior executives

•	Relocation beyond a reasonable commuting distance

•	Following a Change in Control, failure to obtain a satisfactory agreement from any successor to assume and agree to abide by employment agreement terms

The Good Reason provision protects executives from being effectively demoted or having their pay reduced in an effort to force them to quit.

“Change in Control” means: (i) the acquisition of 25% or more of the outstanding voting stock of Brunswick by any person other than an employee benefit plan of Brunswick; (ii) the failure of the incumbent Board of Directors to constitute a majority of Brunswick’s Board, excluding new directors who (a) are approved by a vote of at least 50% of the members of the incumbent Board and (b) did not join the Board following a contested election of directors; (iii) a merger of Brunswick with another corporation, other than a merger in which Brunswick’s shareholders receive at least 60% of the voting stock outstanding after the merger or a merger effected to implement a recapitalization of Brunswick in which no person acquires more than 25% of Brunswick’s voting stock and the Board is comprised of a majority incumbent directors; or (iv) a complete liquidation or dissolution of Brunswick.

Payment Obligations Under Termination Scenarios

The following tables show our estimated payment obligations resulting from involuntary termination, other than for death, disability, or

Cause, before and after a Change in Control, using December 31, 2025 as the hypothetical termination date.

Absent Change in Control

Name	Severance[1]	Welfare Benefits[2]	Total	BPP[3]
David M. Foulkes	$6,461,890	$61,875	$6,523,765	$ –
Ryan M. Gwillim	$1,146,068	$59,980	$1,206,048	$652,500
John G. Buelow	$1,008,636	$59,980	$1,068,616	$508,000
Aine L. Denari	$1,004,973	$59,980	$1,064,953	$500,000
Brenna D. Preisser	$988,494	$59,980	$1,048,474	$500,000

Following Change In Control

Name	Severance[4]	Welfare Benefits[2]	Long-Term Incentives[5]	Total
David M. Foulkes	$9,692,835	$87,813	$25,634,073	$35,414,721
Ryan M. Gwillim	$2,833,090	$76,640	$5,741,952	$8,651,682
John G. Buelow	$2,360,848	$76,640	$2,966,731	$5,404,219
Aine L. Denari	$2,339,964	$76,640	$3,363,938	$5,780,542
Brenna D. Preisser	$2,317,992	$76,640	$3,159,375	$5,554,007

1	Amounts in this column represent severance payments equal to two times the sum of salary, BPP, and defined contribution plan contributions for Mr. Foulkes and one and one-half times the salary and defined contribution plan contributions for the other NEOs.
2	Amounts in this column represent the estimated present value of Company-provided outplacement services and continuation of benefits provided during the severance period, based on current COBRA rates.
3	Amounts in this column represent target payment of BPP. Per footnote 1, the severance column includes the BPP for Mr. Foulkes as it is guaranteed per his agreement. For NEOs other than Mr. Foulkes, payment of the BPP upon a termination preceding a Change in Control is at the discretion of the CEO.
4	Amounts in this column represent severance payments equal to three times for Mr. Foulkes and two times for the other NEOs, the sum of the NEO’s salary, target BPP, and defined contribution plan contributions. Payments are reduced, where appropriate, in order to avoid excise taxes under Section 280G of the Internal Revenue Code so as to place the NEO in a “best after tax” situation, however, the amounts reported in the table above do not reflect the application of any reduction in benefits to avoid the imposition of excise taxes under Section 280G of the Internal Revenue Code.
5	Amounts in this column reflect the long-term incentive awards for which vesting would be accelerated following termination upon a Change in Control in accordance with the terms and conditions of the awards.

Executive Compensation — 2026 Proxy Statement | 59

CEO Pay Ratio Disclosure

For 2025, the ratio of the CEO’s total compensation, as reported in the “Total” column of the 2025 Summary Compensation Table ($13,020,607), to the median worker’s total compensation ($53,675) is 243:1. The ratio is a reasonable estimate, calculated in a manner consistent with SEC rules.

2025 Median Employee Review

SEC rules require us to identify the median employee every three years, and the last time we identified the median employee was 2022. Therefore, in 2025, we identified the median employee utilizing the methodology described below. We calculated the 2025 compensation details for the median employee utilizing the methodology used for NEOs for purposes of the Summary Compensation Table to determine the pay ratio.

Median Employee Determination

To determine the median employee in 2025, we completed the data gathering and analysis for our global employee population. We used a measurement date of October 1, 2025, and a total compensation definition consisting of actual base pay earnings, overtime earnings, and annual incentives paid to all employees from the beginning of 2025 through the measurement date. We annualized pay for those who started work or were on an unpaid leave of absence during 2025. We gathered data for our entire global workforce to identify the median employee.

Brunswick Total Rewards Philosophy Overview

As part of Brunswick’s total rewards philosophy, we strive to attract and retain our workforce with market competitive compensation and benefits which will motivate performance and provide alignment with the Brunswick strategic goals for the organization. We work to be an employer of choice and provide a differentiated and fulfilling employment experience to each of our approximately 14,000 talented employees located in the 26 countries in which we operate, of which approximately 60% are hourly, manufacturing, or distribution employees. Part of that strategy is to provide a compensation package that is determined based on the individual’s role within the organization. We set pay levels based on the respective labor markets where our various employee segments operate in order to attract and retain the best talent for each role within the organization. We believe that our current talent and workforce compensation strategy meets the needs of the business, shareholders, and employees.

60 | 2026 Proxy Statement — Executive Compensation

Pay Versus Performance

Linking pay and performance is an important component of Brunswick’s compensation philosophy and aligns to the interests of our shareholders. The Committee believes that the Company’s compensation plans and programs provide strong pay and performance alignment as demonstrated and described through the Compensation Discussion and Analysis section of the Proxy. The following Pay versus Performance disclosure is calculated in a manner consistent with SEC rules.

					Value of Initial Fixed $100 Investment Based On:[5]

Year[1]	Summary Compensation Table Total for PEO ($)[2]	Compensation Actually Paid to PEO ($)[3]	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)[2]	Average Compensation Actually Paid To Non-PEO Named Executive Officers ($)[4]	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)[6]	Net Income ($M)	Adjusted Earnings Per Share[7]
2025	$13,020,607	$14,491,978	$2,845,657	$3,072,659	$138.09	$169.21	($137.3)	$3.27
2024	$10,991,417	$279,699	$2,119,309	$764,159	$117.40	$224.22	$130.1	$4.57
2023	$10,846,398	$13,952,028	$2,029,505	$2,437,838	$172.04	$206.61	$420.4	$8.80
2022	$9,538,138	$2,922,362	$2,051,256	$1,050,316	$126.14	$165.18	$677.0	$10.03
2021	$9,637,406	$20,403,706	$2,217,465	$3,806,236	$171.03	$209.13	$593.3	$8.28

[1]	David M. Foulkes served as the Company’s principal executive officer for the entirety of 2021, 2022, 2023, 2024, and 2025 and the Company’s other NEOs for the applicable years were as follows:
	-	2025: Ryan M. Gwillim, John G. Buelow, Aine L. Denari, and Brenna D. Preisser
	-	2024: Ryan M. Gwillim, Aine L. Denari, Brenna D. Preisser, and John G. Buelow
	-	2023: Ryan M. Gwillim, Aine L. Denari, Brenna D. Preisser, and Christopher F. Dekker
	-	2022: Ryan M. Gwillim, Christopher D. Drees, Christopher F. Dekker, and Brenna D. Preisser
	-	2021: Ryan M. Gwillim, Christopher D. Drees, Brenna D. Preisser, and Christopher F. Dekker
[2]	Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Mr. Foulkes and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s NEOs for the applicable year other than Mr. Foulkes for such years.
[3]	Amounts reported in this column represent the compensation actually paid to Mr. Foulkes as the Company’s principal executive officer in the indicated fiscal years, based on his total compensation reported in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below:

PEO	Summary Compensation Table Total(a)	Less, Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(b)	Plus, Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(c)	Plus, Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(d)	Plus, Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(e)	Plus, Change in Fair Value of Stock Awards Granted in Prior Years that Vested During Fiscal Year(f)	Less, Fair Value as of Prior Fiscal Year- End Fair Value For any Stock Awards Forfeited During Fiscal Year(g)	Compensation Actually Paid to PEO
2025	$13,020,607	$9,750,026	$11,728,538	($557,674)	$ —	$50,533	$ —	$14,491,978
2024	$10,991,417	$9,537,788	$6,804,204	($7,230,638)	$ —	($747,496)	$ —	$279,699
2023	$10,846,398	$8,179,896	$9,232,675	($131,506)	$ —	$2,184,357	$ —	$13,952,028
2022	$9,538,138	$6,844,580	$5,197,362	($2,643,131)	$ —	($2,325,427)	$ —	$2,922,362
2021	$9,637,406	$5,761,310	$6,525,283	$6,377,756	$ —	$3,624,571	$ —	$20,403,706

(a)	Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year.
(b)	Represents the aggregate grant date fair value of the stock awards granted to Mr. Foulkes during the indicated fiscal year, computed in accordance with FASB ASC 718.
(c)	Represents the aggregate fair value as of the indicated fiscal year-end of Mr. Foulkes’s outstanding and unvested stock awards granted during such fiscal year, computed in accordance with FASB ASC 718.
(d)	Represents the aggregate change in fair value during the indicated fiscal year of the outstanding and unvested stock awards held by Mr. Foulkes as of the last day of the indicated fiscal year, computed in accordance with FASB ASC 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(e)	Represents the aggregate fair value at vesting of the stock awards that were granted to Mr. Foulkes and vested during the indicated fiscal year, computed in accordance with FASB ASC 718.
(f)	Represents the aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award held by Mr. Foulkes that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with FASB ASC 718.
(g)	Represents the aggregate fair value as of the last day of the prior fiscal year of Mr. Foulkes’s stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with FASB ASC 718.

Executive Compensation — 2026 Proxy Statement | 61

[4]	Amounts reported in this column represent the compensation actually paid to the Company’s NEOs other than Mr. Foulkes in the indicated fiscal year, based on the average total compensation for such NEOs reported in the Summary Compensation Table for the indicated fiscal year and adjusted as shown in the table below:

OTHER NEOs AVERAGE(a)	Summary Compensation Table Total(b)	Less, Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(c)	Plus, Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(d)	Plus, Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(e)	Plus, Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(f)	Plus, Change in Fair Value of Stock Awards Granted in Prior Years that Vested During Fiscal Year(g)	Less, Fair Value as of Prior Fiscal Year- End Fair Value For any Stock Awards Forfeited During Fiscal Year(h)	Compensation Actually Paid to Other NEOs
2025	$2,845,657	$1,587,459	$1,909,590	($101,393)	$ —	$6,264	$ —	$3,072,659
2024	$2,119,309	$1,425,021	$1,032,322	($874,760)	$ —	($87,691)	$ —	$764,159
2023	$2,029,505	$999,598	$1,128,251	($8,970)	$ —	$288,649	$ —	$2,437,838
2022	$2,051,256	$1,037,591	$787,884	($393,091)	$ —	($358,142)	$ —	$1,050,316
2021	$2,217,465	$874,761	$990,758	$924,216	$ —	$548,558	$ —	$3,806,236

[a]	Please see footnote 1 for the NEOs included in the average for each indicated fiscal year.
[b]	Represents the average Total Compensation as reported in the Summary Compensation Table for the reported NEOs in the indicated fiscal year.
[c]	Represents the average aggregate grant date fair value of the stock awards granted to the reported NEOs during the indicated fiscal year, computed in accordance with FASB ASC 718.
[d]	Represents the average aggregate fair value as of the indicated fiscal year-end of the reported NEOs’ outstanding and unvested stock awards granted during such fiscal year, computed in accordance with FASB ASC 718.
[e]	Represents the average aggregate change in fair value during the indicated fiscal year of the outstanding and unvested stock awards held by the reported NEOs as of the last day of the indicated fiscal year, computed in accordance with FASB ASC 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
[f]	Represents the average aggregate fair value at vesting of the stock awards that were granted to the reported NEOs and vested during the indicated fiscal year, computed in accordance with FASB ASC 718.
[g]	Represents the average aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award held by the reported NEOs that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with FASB ASC 718.
[h]	Represents the average aggregate fair value as of the last day of the prior fiscal year of the reported NEOs’ stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with FASB ASC 718.

5	Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2020 in our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.
6	The TSR Peer Group consists of the S&P 400 GICS Consumer Discretionary Index, an independently prepared index that includes those companies included in the S&P MidCap 400 that are classified as members of the GICS Consumer Discretionary sector.
7	For 2025, the Compensation Committee determined that Adjusted Earnings Per Share (EPS) continues to be viewed as a core driver of the Company’s performance and stockholder value creation. Adjusted EPS is a non-GAAP financial measure. Please see the Appendix for a reconciliation of non-GAAP financial measures.

62 | 2026 Proxy Statement — Executive Compensation

Relationship Between Pay and Performance

We believe the “Compensation Actually Paid” in each of the years reported above and over the three-year cumulative period are reflective of the Compensation Committee’s emphasis on pay-for-performance as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our annual and long-term incentive programs.

Executive Compensation — 2026 Proxy Statement | 63

The following is a list of financial performance measures, which in the Company’s assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the Named Executive Officers for 2025:

• Adjusted Earnings Per Share
• Free Cash Flow
• Earnings Before Interest and Taxes
• Cash Flow Return on Investment
• Operating Margin
• Total Shareholder Return

64 | 2026 Proxy Statement — Executive Compensation

Proposal 2

Advisory Vote to Approve the Compensation

of Our Named Executive Officers

Voting Recommendation:

Your Board of Directors recommends a vote FOR the approval of compensation of our Named Executive Officers.

What am I voting on? Shareholders are being asked to approve the compensation of our NEOs on an advisory basis.

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Board of Directors seeks your advisory vote to approve our compensation programs for our Named Executive Officers (commonly referred to as a “say-on-pay vote”). We encourage shareholders to review the Compensation Discussion and Analysis on pages 40-64 of this Proxy Statement. We ask that you approve the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis and the accompanying tables contained in this Proxy Statement. Because this vote is advisory in nature, it will not be binding on the Board of Directors, the Compensation Committee, or the Company; however, the Board and the Compensation Committee will closely review the voting results and carefully consider the outcome of the vote when making future decisions regarding executive compensation.

Consistent with the direction of our shareholders at our 2023 Annual Meeting, the say-on-pay vote will continue to be held on an annual basis. At our 2025 Annual Meeting, we received overwhelming shareholder approval on the “say-on-pay” proposal (97% of votes were cast for the proposal). We were pleased with this significant vote of confidence in our pay practices and made no direct changes to our compensation programs as a result of this vote.

We have a long-standing tradition of delivering financial results for our shareholders and our customers and aligning pay with those results. We believe we are a market leader in the marine industry, with business locations in many countries. Our executive team continues to successfully execute its growth plan, generating strong free cash flow and demonstrating outstanding operating leverage.

We designed our executive compensation programs to drive strong financial results and to attract, reward, and retain a highly experienced, successful senior management team to achieve our corporate objectives and increase shareholder value. We believe our programs are structured in the best manner possible to support our Company and our business objectives, and we believe that they strike an appropriate balance between implementing responsible, measured pay practices and providing effective incentives designed to encourage our executives to perform at their best. This balance is illustrated by the following factors, which we urge you to consider:

•   A majority of our executive compensation is structured as performance-based incentives. Our compensation programs are substantially linked to our key business objectives, so that if the value we deliver to our shareholders declines, so does the compensation we deliver to our executives.

66 | 2026 Proxy Statement — Proposal 2

•   We have multiple-year award and payout cycles which serve as a retention tool and mitigate risk associated with short-term focus.

•   We respond to economic conditions appropriately, such as reducing or eliminating bonuses of the NEOs in years when performance is not strong.

•   We monitor the executive compensation programs and pay levels of companies of similar size and industry so that our compensation programs are comparable to,

and competitive with, our peer group and general market practices.

•   The Board, the Compensation Committee, the Lead Independent Director, our Chief Executive Officer and Board Chairman, and our Executive Vice President and Chief Human Resources Officer engage in a rigorous talent review process annually to address succession planning and executive development for our Chief Executive Officer and other key executives.

Accordingly, we ask our shareholders to vote “FOR” the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure in this Proxy Statement.”

Equity Compensation Plan Information

The following table provides information as of December 31, 2025, regarding Common Stock that may be issued under equity compensation plans currently maintained by Brunswick.

	A	B	C

Plan Category	Number of securities to be issued upon the exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity Compensation Plans Approved by Security Holders[1]	1,404,415[2,3]	n/a4	2,707,482[5]
Equity Compensation Plans Not Approved by Security Holders	—	—	—

1	Our shareholders have approved the 2023 Stock Incentive Plan.
2	Includes 2,272 shares of Common Stock subject to deferred obligations to issue shares of Common Stock, 425,722 shares of Performance Share obligations to issue shares of Common Stock, and 976,421 shares of restricted stock obligations to issue shares of Common Stock.
3	Shares represented by Performance Share awards assume target level performance and may be adjusted depending on performance.
4	As of December 31, 2025, the Company had no outstanding options, warrants, and rights and therefore no exercise price is included in this column. Deferred and restricted stock obligations to issue shares of Common Stock have been disregarded for purposes of calculating the weighted average exercise price because no exercise price is associated with those obligations.
5	Reflects shares available under the 2023 Stock Incentive Plan.

SAY-ON-PAY

Proposal 2 — 2026 Proxy Statement | 67

Audit-Related Matters

BRUNSWICK
2026 Proxy Statement | 69

Audit-Related

Matters

Report of the Audit and Finance Committee

The following is the Audit and Finance Committee report with respect to Brunswick’s audited financial statements for the fiscal year ended December 31, 2025.

Overview of Audit and Finance Committee Function

The Audit and Finance Committee oversees Brunswick’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

Audit and Finance Committee Charter

The Committee operates pursuant to a written charter, a copy of which is available on Brunswick’s website, www.brunswick.com.

Independence of Audit and Finance Committee Members

The Board of Directors has determined that all members of the Audit and Finance Committee are independent within the meaning of the New York Stock Exchange Listed Company Manual and SEC rules.

Review with Management

The Audit and Finance Committee has reviewed and discussed Brunswick’s audited financial statements with management.

Review and Discussions with Independent Auditors

The Audit and Finance Committee is responsible for the appointment, termination, compensation, and oversight of Brunswick’s independent auditors. Deloitte & Touche, LLP (Deloitte) was Brunswick’s independent registered public accounting firm for the fiscal year ended December 31, 2025 and has served in that capacity since 2014. The Audit and Finance Committee has discussed with Deloitte, which is responsible for expressing an opinion on the conformity of Brunswick’s audited financial statements with generally accepted accounting principles and on the effectiveness of Brunswick’s internal control over financial reporting, the matters required to be discussed

70 | 2026 Proxy Statement — Audit-Related Matters

by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, and other professional standards and regulatory requirements currently in effect.

The Audit and Finance Committee has also received the written disclosures from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Committee concerning independence and has discussed with Deloitte its independence from Brunswick. The Audit and Finance Committee has also reviewed the non-audit services Deloitte provided and has considered whether the provision of those services was compatible with maintaining Deloitte’s independence.

Conclusion

Based on the review and discussions referred to above, the Audit and Finance Committee recommended to Brunswick’s Board of Directors that the audited financial statements be included in Brunswick’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

Submitted by the Audit and
Finance Committee:

Reginald Fils-Aimé (Chair)

Nancy Cooper

Lauren Flaherty

Joseph W. McClanathan

J. Steven Whisler

Fees Incurred For Deloitte Services

Brunswick incurred the following fees for services rendered by Deloitte, our current independent registered public accounting firm, during the fiscal years ended December 31, 2024 and 2025:

	2025	2024
Audit Fees[1]	$5,972,000	$5,692,000
Audit-Related Fees[2]	$140,000	$52,000
Tax Fees[3]	$562,000	$569,000
All Other Fees	—	—

1	Audit Fees: Professional services rendered for the audit of our annual financial statements included in our Annual Reports on Form 10-K, reviews of the financial statements included in our Quarterly Reports on Form 10-Q, accounting and financial reporting consultations, comfort letters, and statutory audits.
2	Audit-Related Fees: Includes other attestation services.
3	Tax Fees: Includes tax compliance and consulting services.

Approval of Services Provided by Independent Registered Public Accounting Firm

The Audit and Finance Committee is responsible for pre-approving all audit and non-audit services that our independent registered public accounting firm performs; accordingly, the Committee pre-approved Deloitte’s services in 2024 and 2025. The Audit and Finance Committee has adopted a two-tiered approach for pre-approving fees. Each year it approves an overall budget for specified audit and non-audit services, after which the Audit and Finance Committee must pre-approve either: (i) any proposed specified service that would result in total fees exceeding the budget; or (ii) any proposed service not specified in the budget.

Audit-Related Matters — 2026 Proxy Statement | 71

Proposal 3

Ratification of the Appointment of Independent
Registered Public Accounting Firm for the
Fiscal Year Ending December 31, 2026

Voting Recommendation:

Your Board of Directors and the Audit and Finance Committee recommend a vote FOR the approval and ratification of the appointment of Deloitte as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2026.

What am I voting on? Shareholders are being asked to approve the appointment of Deloitte & Touche LLP (Deloitte) as the independent registered accounting firm for Brunswick.

The Audit and Finance Committee has appointed Deloitte as the independent registered public accounting firm for Brunswick and its subsidiaries for our fiscal year ending December 31, 2026. Although it is not required to seek shareholder approval of this appointment, the Board of Directors has determined that, in keeping with the principles of sound corporate governance, the appointment will be submitted for ratification by the shareholders. The Board of Directors and the Audit and Finance Committee recommend that shareholders ratify the appointment of Deloitte as the independent registered accounting firm for Brunswick and its subsidiaries for the fiscal year ending

December 31, 2026. If our shareholders do not ratify the appointment, the Audit and Finance Committee will investigate the basis for the negative vote and will reconsider its appointment in light of the results of such investigation.

Representatives of Deloitte will attend the Annual Meeting and will be afforded an opportunity to make a statement, if they desire to do so, and to respond to questions from shareholders.

2026 will be the thirteenth year that Deloitte is anticipated to serve as the independent registered public accounting firm for Brunswick and its subsidiaries.

74 | 2026 Proxy Statement — Proposal 3

Submission of Proposals

BRUNSWICK

2026 Proxy Statement | 75

Submission of
Proposals

for the 2027 Annual Meeting of Shareholders

In order to be considered for inclusion in Brunswick’s proxy materials for our 2027 Annual Meeting, a shareholder proposal must be received at Brunswick’s principal executive offices at 26125 N. Riverwoods Blvd., Suite 500, Mettawa, Illinois 60045 (fax: 847-735-4433; email: corporate.secretary@brunswick.com) by November 19, 2026.

Shareholders who intend to submit director nominees for inclusion in our proxy materials for the 2027 Annual Meeting must comply with the requirements of proxy access as set forth in our Amended By-Laws. The shareholder or group of shareholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to Brunswick’s secretary between October 20, 2026 and November 19, 2026.

In addition, a shareholder may wish to have a proposal presented at the 2027 Annual Meeting (including director nominations), but not to have such proposal included in Brunswick’s proxy materials relating to that meeting. Brunswick’s Amended By-Laws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of shareholders. Pursuant to

By order of the Board of Directors,

Christopher F. Dekker

Secretary

Mettawa, Illinois

March 19, 2026

the Amended By-Laws, a shareholder proposal or nomination intended to be brought before the 2027 Annual Meeting must be delivered to Brunswick’s Secretary between January 6, 2027 and February 5, 2027. In addition to satisfying the requirements under our Amended By-Laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Brunswick’s nominees must provide notice that sets forth the information required by Rule 14a-19, promulgated under the Exchange Act, no later than March 7, 2027.

Brunswick encourages you to vote on the matters that will be presented to Brunswick shareholders at the Annual Meeting. Please vote as soon as possible so that your shares will be represented.

76 | 2026 Proxy Statement — Submission of Proposals

Frequently Asked Questions

HARRIS

BRUNSWICK
2026 Proxy Statement | 77

Frequently
Asked Questions

About the Annual Meeting

What is the purpose of the
Annual Meeting?

At the Annual Meeting, shareholders will act upon matters described in the Notice, including:

•	The election to our Board of Directors of the ten nominees named in this Proxy Statement;
•	An advisory say-on-pay vote to approve the compensation of our Named Executive Officers (NEOs);
•	Ratification of the Audit and Finance Committee’s appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

How can I attend the Annual Meeting?

Brunswick will host our virtual Annual Meeting on Wednesday, May 6, 2026 beginning promptly at 8:00 a.m. EDT. There will be no physical location for shareholders to attend. A live audio webcast will be available to shareholders and the general public at www.virtualshareholdermeeting. com/BC2026. We encourage you to access the Annual Meeting prior to the start time. Online access will be available beginning at 7:30 a.m. EDT.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page.

Who may vote at the Annual Meeting?

Only holders of one or more of the 65,112,927 shares of Brunswick common stock, par value $.75 per share (Common Stock), issued and outstanding as of the close of business on March 9, 2026 (the Record Date) will be entitled to vote at the Annual Meeting. Each holder as of the Record Date is entitled to one vote for each share of Brunswick Common Stock held.

Who can participate in the Annual Meeting?

Only shareholders who owned Common Stock as of the Record Date, or their duly appointed proxies, are entitled to participate in the Annual Meeting. Even if you plan to participate in the Annual Meeting, we recommend that you vote by proxy prior to the Annual Meeting so that your vote will be counted if you later decide not to participate.

How can I participate in the Annual Meeting?

To participate in the Annual Meeting, including to vote your shares electronically and submit questions, you will need the 16-digit control number included on your proxy card or on

78 | 2026 Proxy Statement — Frequently Asked Questions

your Notice. If you do not have your control number at the time of the meeting, you will still be able to attend virtually, but you will not be able to vote or ask questions. During the 30 minutes prior to the meeting start time and throughout the meeting, you will be able to vote and submit questions to management through the virtual meeting website. Management will try to respond to questions from shareholders in the same way as it would if we held an in-person meeting. We do not place restrictions on the type or form of questions that may be asked; however, we reserve the right to edit or reject redundant questions or questions that we deem inappropriate. We will generally answer questions as they come in and address those asked in advance as time permits. Shareholders will be limited to one question each, unless time otherwise permits.

Who will count the votes?

Brunswick’s tabulator, Broadridge Financial Solutions, Inc., will count the votes. Representatives of Brunswick’s Law Department will act as inspectors of election.

How do I vote?

If you hold your shares through a broker, bank, or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

If you hold any shares in the Brunswick Retirement Savings Plan or the Brunswick Rewards Plan, you must direct the trustee of these plans how to vote these shares by following the instructions on your Notice for voting by telephone at 1-800-690-6903 or via the Internet at www.proxyvote.com, or by signing, dating, and mailing in a proxy card. The deadline for voting shares held in the Brunswick Retirement Savings Plan or the Brunswick Rewards Plan is 11:59 p.m. EDT on May 1, 2026. The trustee will vote these shares as you direct. The trustee will vote allocated shares of Common Stock for which proxies are not received in direct proportion to voting by allocated shares for which proxies are received.

Frequently Asked Questions — 2026 Proxy Statement | 79

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting, including voting via the Internet or by telephone (only your latest Internet or telephone proxy that is timely submitted prior to the meeting will be counted), by signing and returning a new proxy card with a later date, or by participating in and voting at the Annual Meeting. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

How will my shares be voted if I sign, date, and return a proxy card?

If you sign, date, and return a proxy card and indicate how you would like your shares to be voted, your shares will be voted as you have instructed. If you sign, date, and return a proxy card but do not indicate how you would like your shares to be voted, your proxy will be voted in accordance with the Board’s recommendations. With respect to any other matter that is properly brought before the meeting, the proxy holders will vote the proxies held by them in accordance with their best judgment.

What are the Board’s recommendations?

Proposal 1: Election of Directors Named in this Proxy Statement	FOR each nominee
Proposal 2: Advisory Vote to Approve the Compensation of our Named Executive Officers	FOR
Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026	FOR

What vote is required to approve each matter to be considered at the Annual Meeting?

Election of Directors

Brunswick has adopted a majority voting standard for the uncontested election of Directors and, therefore, the Director nominees shall be elected to the Board of Directors if they each receive a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on the voting results. Under Brunswick’s majority voting standard for uncontested elections, if the number of votes cast “For” a Director nominee’s election does not exceed the number of votes cast “Against” election, then the Director nominee must tender his or her resignation from the Board promptly after certification of the shareholders’ vote. The Board will decide within 120 days of that certification, through a process managed by the Nominating and Corporate Governance Committee and excluding the Director nominee in question, whether to accept the resignation. If any one or more of the Director nominees is unable to serve, votes will be cast, pursuant to authority granted by the enclosed proxy, for the alternate individual or individuals the Board designates.

Advisory Vote to Approve the Compensation of our Named Executive Officers

The affirmative vote of the holders of a majority of the shares having voting power and represented virtually in person or by proxy at the Annual Meeting will be required for the approval of the non-binding resolution relating to the compensation of our Named Executive Officers (NEOs). Because approval of this resolution requires a majority of the shares having voting power and represented at the Annual Meeting, abstentions will have the same effect as votes against approval. Broker non-votes will have no impact on the voting results.

80 | 2026 Proxy Statement — Frequently Asked Questions

Ratification of the Appointment of Independent Registered Public Accounting Firm

The affirmative vote of the holders of a majority of the shares having voting power and represented virtually in person or by proxy at the Annual Meeting will be required for the ratification of the Audit and Finance Committee’s appointment of Deloitte as Brunswick’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Because the ratification of the independent registered public accounting firm requires a majority of the shares having voting power and represented at the Annual Meeting, abstentions will have the same effect as votes against ratification. Because we expect that brokers will have discretionary authority to vote on this proposal, we do not expect any broker non-votes.

What constitutes a quorum?

The Annual Meeting will be held only if a quorum is present. A quorum will be present if a majority of the shares of Common Stock issued and outstanding on the Record Date are represented, virtually in person or by proxy, at the Annual Meeting. Shares represented by properly completed proxy cards or ballots marked “Abstain” or returned without voting instructions are counted as present for the purpose of determining whether a quorum is present.

What is a broker non-vote?

Broker non-votes occur when a broker lacks discretionary authority to vote on a proposal and the beneficial owner has not provided instructions about how to vote. Brunswick will treat broker non-votes as present to determine whether or not there is a quorum at the Annual Meeting, but they will not be treated as having voting power on the proposals, if any, for which the broker indicates it does not have discretionary authority. This means that broker non-votes will not have any effect on whether a proposal passes.

We expect that brokers will have discretionary authority with respect to the proposal to ratify the appointment of our independent registered public accounting firm but will lack discretionary authority with respect to the other proposals. Accordingly, broker non-votes may occur as to the other proposals.

Will my vote be kept confidential?

Yes. As a matter of policy, shareholder proxies, ballots, and tabulations that identify individual shareholders are kept confidential and are available only to our tabulator and inspectors of election, who are obligated to keep your vote confidential.

What if other matters come up during the Annual Meeting?

If any matters other than those referred to in the Notice properly come before the meeting, the individuals named in the accompanying form of proxy will vote the proxies held by them in accordance with their best judgment. We are not aware of any business other than the items referred to in the Notice that may be considered at the meeting.

Who pays to prepare, mail, and solicit the proxies?

Brunswick pays all of the costs of preparing, mailing, and soliciting proxies. We ask brokers, banks, voting trustees, and other nominees and fiduciaries to forward notices and, when requested, proxy materials to the beneficial owners and to obtain authority to execute proxies. We reimburse the brokers, banks, voting trustees, and other nominees and fiduciaries upon request. In addition to solicitation by mail, telephone, facsimile, Internet, or personal contact by our designated officers and employees (who will not receive additional compensation for their solicitation efforts), we have retained the services of Georgeson Inc. to solicit proxies for a fee of $12,000 plus expenses.

Why did I receive a one-page notice in the mail regarding the Internet availability of

Frequently Asked Questions — 2026 Proxy Statement | 81

proxy materials instead of a full set of printed proxy materials?

Pursuant to SEC rules, we are providing access to our proxy materials via the Internet and have elected to use the SEC’s notice and access rules for soliciting proxies. Accordingly, we are sending a Notice to all of our shareholders as of the Record Date. All shareholders may access our proxy materials on the website referred to in the Notice. You may also request to receive a printed set of the proxy materials. You can find instructions regarding how to access our proxy materials via the Internet and how to request a printed copy in the Notice. Additionally, by following the instructions in the Notice, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Multiple individuals residing in my home are beneficial owners of shares of Common Stock. Why did we receive only one mailing?

Brunswick is sending only one envelope with multiple Notices to you if you share a single address with another shareholder, unless we have received instructions to the contrary from you. This practice, known as “householding,” is designed to eliminate duplicate mailings, conserve natural resources, and reduce our printing and mailing costs. We will promptly deliver a separate Notice to you upon written or verbal request. If you wish to receive separate mailings in the future, you may contact Brunswick Shareholder Services by telephone at 847-735-4374, by mail at 26125 N. Riverwoods Blvd., Ste 500, Mettawa, Illinois 60045, or by email at shareholders.services@brunswick.com. If you currently receive multiple Notices, you can request householding by contacting Shareholder Services as described above. If you own your shares through a broker, bank, or other nominee, you can request householding by contacting the holder of record.

82 | 2026 Proxy Statement — Frequently Asked Questions

Appendix

MERCURY
PRO XS
CRESTLINER
1750 FISH HAWK

BRUNSWICK

2026 Proxy Statement | B3

Appendix*

Non-GAAP Reconciliations

Free Cash Flow (in millions)	FY 2025	FY 2024
Net cash provided by operating activities of continuing operations	$585.7	$449.5
Net cash (used for) provided by:
Plus: Capital expenditures	(165.8)	(167.4)
Plus: Proceeds from the sale of property, plant and equipment	12.6	15.0
Plus: Effect of exchange rate changes on cash and cash equivalents	9.7	(12.8)
Free Cash Flow	$442.2	$284.3

	Operating Earnings		Diluted Earnings per Share

Earnings Per Share and Operating Earnings (in millions, except per share data)	FY 2025	FY 2024	FY 2025	FY 2024
GAAP	($40.7)	$311.6	($2.06)	$2.21
Restructuring, exit and impairment charges	353.1	121.7	5.03	1.41
Purchase accounting amortization	58.6	58.5	0.84	0.68
Acquisition, integration, and IT related costs	0.1	3.6	—	0.04
Special tax items	—	—	(0.48)	0.19
Loss on early extinguishment of debt	—	—	(0.06)	0.15
Release of dissolved entity foreign currency translation	—	—	—	0.01
Gain on sale of business	—	—	—	(0.12)
As Adjusted	$371.1	$495.4	$3.27	$4.57

*	All figures are in millions and reflect continuing operations only. In order to better align Brunswick’s reported results with the internal metrics used by Brunswick’s management to evaluate business performance as well as to provide better comparisons to prior periods and peer data, non-GAAP measures exclude the impact of purchase accounting amortization related to acquisitions, among other adjustments.

Brunswick does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include restructuring, exit, and impairment costs, special tax items, acquisition-related costs, and certain other unusual adjustments.

84 | 2026 Proxy Statement — Appendix

Voluntary Electronic Delivery of Proxy Materials

Brunswick encourages shareholders to voluntarily elect to receive all proxy materials electronically.

Enroll at www.proxyvote.com
or scan the QR code

Receive immediate and convenient access to the materials

Reduce our impact on the environment

Reduce our printing and mailing costs

BRUNSWICK

2026 Proxy Statement | 85

BRUNSWICK

NEXT NEVER RESTS™

Brunswick is the global leader in marine recreation, delivering innovation that transforms experiences on the water and beyond. Our unique, technology-driven solutions are informed and inspired by deep consumer insights and powered by our belief that "Next Never Rests™."

Brunswick is home to more than 60 industry-leading brands.

Headquartered in Mettawa, IL, Brunswick has approximately 14,000 employees and operates in 26 countries. In 2025, Brunswick was named by Newsweek as one of the Most Trustworthy Companies in America, by Forbes as one of the World's Top Companies for Women, and by Time as one of the World's Best Companies.

Newsweek also named Brunswick one of America's Most Responsible Companies in 2025.

Read Our Sustainability Report

brunswick.com/corporate-responsibility/sustainability

Read Our Annual Report

brunswick.com/investors/financial-information/annual-reports

Visit Our Investor Relations Website

brunswick.com/investors

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V86822-P44985 For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! BRUNSWICK CORPORATION 26125 N. RIVERWOODS BLVD., SUITE 500 METTAWA, IL 60045-3420 1. The Election to Brunswick’s Board of Directors of the ten nominees named in the Proxy Statement. The Board of Directors recommends you vote FOR all of the following nominees: 1a. Nancy E. Cooper 1b. David C. Everitt 1c. Reginald Fils-Aimé 1d. Lauren P. Flaherty 1e. David M. Foulkes 1f. Joseph W. McClanathan 1g. David V. Singer 1h. J. Steven Whisler 1i. Roger J. Wood 1j. MaryAnn Wright BRUNSWICK CORPORATION The Board of Directors recommends you vote FOR the following proposals: 2. Advisory vote to approve the compensation of our Named Executive Officers. 3. The ratification of the Audit and Finance Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. NOTE: In their discretion, on such other business as may properly come before the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time on Tuesday, May 5, 2026 for shares held directly and until 11:59 P.M. Eastern Time on May 1, 2026 for the Trustee to vote the employee plan shares. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BC2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time on Tuesday, May 5, 2026 for shares held directly and until 11:59 P.M. Eastern Time on May 1, 2026 for the Trustee to vote the employee plan shares. Have your proxy card in hand when you call and follow the instructions. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 to arrive by May 5, 2026. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS You can consent to receive all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and indicate that you agree to receive or access proxy materials electronically in future years.

V86823-P44985 TWO ADDITIONAL WAYS TO VOTE BY PROXY Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. VOTE 24 HOURS A DAY DO NOT RETURN PROXY CARD IF YOU ARE VOTING BY INTERNET OR TELEPHONE Vote by Internet It's fast, convenient and your vote is immediately confirmed and registered. You may also give your consent to have all future proxy statements and annual reports delivered to you electronically. Go to website www.proxyvote.com Follow these three easy steps: • Read the accompanying Proxy Statement and Proxy Card. • Go to the website www.proxyvote.com. • Follow the simple instructions. It's fast, convenient and your vote is immediately confirmed and registered. Call toll-free on a touch-tone phone in the U.S. or Canada 1-800-690-6903 Follow these three easy steps: • Read the accompanying Proxy Statement and Proxy Card. • Call the toll-free phone number above. • Follow the simple instructions. Vote by Telephone Solicited on behalf of the Board of Directors of BRUNSWICK CORPORATION The undersigned hereby appoints R.M. Gwillim, C.F. Dekker, and S.J. Kagay, and each of them, as proxies with power of substitution, and hereby authorizes them to represent and to vote, in accordance with the instructions on the reverse side, and in their discretion upon any other business that may properly come before the meeting, all shares of Common Stock of Brunswick Corporation that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 6, 2026 or any adjournment or postponement thereof. If this proxy card is properly executed but no voting instructions are given, the proxies will vote the shares in accordance with the recommendations of the Board of Directors. As applicable, this proxy also provides voting instructions for shares held by Vanguard Fiduciary Trust Company, the Trustee for the Brunswick Retirement Savings Plan and the Brunswick Rewards Plan, and directs such Trustee to vote, as indicated on the reverse side of this card, any shares allocated to the account in these plans. The Trustee will vote these shares as you direct. The Trustee will vote allocated shares of the Company's stock for which proxies are not received in direct proportion to voting by allocated shares for which proxies are received. This proxy/voting instruction card is solicited pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. This card should be voted by mail, Internet, or telephone, in time to reach the Company's proxy tabulator, Broadridge, no later than 11:59 p.m. Eastern Time on Tuesday, May 5, 2026, for all registered shares to be voted and no later than 11:59 p.m. Eastern Time on Friday, May 1, 2026, for the Trustee to vote the plan shares. Individual proxy voting and voting instructions will be kept confidential. Continued and to be signed on reverse side